Exhibit 10.13

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

INFRAREIT PARTNERS, LP

Dated as of February 4, 2015

THE LIMITED PARTNERSHIP INTERESTS (THE “INTERESTS”) OF INFRAREIT PARTNERS, LP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE U.S. OR NON-U.S. SECURITIES LAWS, IN EACH CASE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE INTERESTS MAY BE ACQUIRED FOR INVESTMENT ONLY, AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP. THE INTERESTS WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP. THEREFORE, PURCHASERS OF THE INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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EXHIBIT A	PARTNER REGISTRY
EXHIBIT B	NOTICE OF REDEMPTION

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SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

INFRAREIT PARTNERS, LP

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, effective as of the Effective Date (as hereinafter defined), is entered into by and among InfraREIT, Inc., a Maryland corporation (“InfraREIT Inc.”), as the General Partner, InfraREIT, LLC, as the Predecessor General Partner (defined below), Hunt-InfraREIT, L.L.C., a Delaware limited liability company, as the Initial Limited Partner, and the other Persons whose names are set forth on the Partner Registry (as hereinafter defined) as Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein. Capitalized terms used in this Agreement have the meaning assigned to them in Article I.

WHEREAS, Energy Trans Alliance Trust, a Maryland real estate investment trust (“ETAT”), as general partner, and the Initial Limited Partner formed the Partnership as “Energy Trans Alliance, L.P.” under the LP Act pursuant to the Certificate and an Agreement of Limited Partnership of the Partnership, dated December 16, 2009 (the “Original Agreement”);

WHEREAS, ETAT, with the consent of the Initial Limited Partner, filed an amendment to the Certificate on October 5, 2010, whereby the name of the Partnership was changed to “Electricity Trans Alliance, L.P.”;

WHEREAS, InfraREIT, L.L.C., a Delaware limited liability company (the “Predecessor General Partner”), which was at that time known as Electric Infrastructure Alliance of America, L.L.C., acquired all of the right, title and interest of ETAT in and to the general partner interest in the Partnership and succeeded to all of the rights, powers, authority, duties and obligations of ETAT as general partner of the Partnership as a result of the merger of ETAT into the Predecessor General Partner on November 9, 2010, with the Predecessor General Partner as the surviving Entity;

WHEREAS, the Predecessor General Partner, with the consent of the Initial Limited Partner, filed another amendment to the Certificate on November 10, 2010, whereby the name of the Partnership was changed to “Electric Infrastructure Alliance of America, L.P.”;

WHEREAS, the Predecessor General Partner and the Initial Limited Partner amended and restated the Original Agreement on November 23, 2010 (as amended, the “Amended and Restated Agreement”);

WHEREAS, the Predecessor General Partner filed another amendment to the Certificate on July 15, 2014, whereby the name of the Partnership was changed to “InfraREIT Partners, LP”;

WHEREAS, on January 29, 2015, the Predecessor General Partner effected a 1 for 0.938550 reverse split of its outstanding shares (the “Share Split”), and, simultaneously, pursuant to Amendment No. 1 to the Amended and Restated Agreement, dated as of January 29, 2015, the Partnership effected a corresponding 1 for 0.938550 reverse unit split (the “Unit Split”) whereby (i) the number of Class A Units held by each Holder immediately prior to the Unit Split was reduced to a number equal to (x) the number of Class A Units held by such Holder immediately before the Unit Split multiplied by (y) 0.938550, rounded up to the nearest whole Class A Unit, and, in the case of the Predecessor General Partner, an additional 32 Class A Units were issued to account for the Share Rounding, (ii) the number of Class B Units held by each Holder was reduced to a number equal to (x) the number of Class B Units held by such Holder immediately before the Unit Split multiplied by (y) 0.938550, rounded up to the nearest whole Class B Unit, (iii) the number of Class C Units held by each Holder immediately prior to the Unit Split was reduced to a number equal to (x) the number of Class C Units held by such Holder immediately prior to the Unit Split multiplied by (y) 0.938550, rounded up to the nearest whole Class C Unit, and, in the case of the Predecessor General Partner, an additional 38 Class C Units were issued to account for Share Rounding, and (iv) the number of Independent Director LTIP Units held by each Holder was reduced to a number equal to (x) the number of Independent Director LTIP Units held by such Holder immediately prior to the Unit Split multiplied by (y) 0.938550, rounded up to the nearest whole Independent Director LTIP Unit;

WHEREAS, on February 4, 2015 (the “Effective Date”), InfraREIT Inc. is consummating its initial public offering (the “REIT IPO”), pursuant to which the public investors in the REIT IPO are being issued shares of common stock, par value $0.01 per share (“Public REIT Common Stock”) of InfraREIT Inc.;

WHEREAS, on the Effective Date but immediately following the Carry Crystallization and the closing of the REIT IPO, the Predecessor General Partner is being merged into InfraREIT Inc. with the result that InfraREIT Inc. is acquiring all of the right, title and interest of the Predecessor General Partner in and to the general partner interest in the Partnership and succeeding to all of the rights, powers, authority, duties and obligations of the Predecessor General Partner as general partner of the Partnership (the “Merger”);

WHEREAS, on the Effective Date immediately after the Merger, pursuant to a Unit Subscription Agreement between MC Transmission (defined below) and the Partnership dated January 29, 2015, MC Transmission is contributing the ES Note to the Partnership in exchange for the issuance by the Partnership of 3,325,874 Common Units to MC Transmission and MC Transmission is admitted as a Limited Partner hereunder;

WHEREAS, immediately after the transaction described in the preceding paragraph, the Partnership is distributing the ES Note to InfraREIT Inc. in redemption of 6,242,999 Class A Units held by InfraREIT Inc.; and

WHEREAS, in connection with the foregoing, the parties hereto desire to amend and restate the Amended and Restated Agreement on the terms and conditions set forth herein effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINED TERMS

Capitalized terms used in this Agreement (including exhibits, schedules and amendments) shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement.

“30-Day Class A Value” means the 30-Day VWAP Price multiplied by the difference between 23,785,042 and the number of shares of Public REIT Common Stock acquired by the underwriters pursuant to an exercise of the Overallotment Option (if any).

“30-Day Class C Value” means the 30-Day VWAP Price multiplied by 25,145.

“30-Day VWAP Price” means the average of the per Share volume-weighted average price of the Public REIT Common Stock as displayed on the applicable Bloomberg page in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on the applicable Trading Day (or if such volume-weighted average price is unavailable, the Value of one Share of Public REIT Common Stock on such applicable Trading Day) for the ten (10) consecutive Trading Days ending on the date that is 30 days after the Effective Date (or, if such 30th day is not a Business Day, the next succeeding Business Day).

“704(c) Value” of (i) any Contributed Property means the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, subject to Article VI, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market value and (ii) any Adjusted Property means the fair market value of such property on the date the Carrying Value of such property is adjusted pursuant to Section 6.2.D.

“Additional Funds” has the meaning set forth in Section 4.3.A.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as such in the Partner Registry.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Fiscal Year or other relevant period (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Fiscal Year or other relevant period.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 6.2.D.

“Adjustment Event” has the meaning set forth in Section 4.4.C(i).

“Advisers Act” means the Investment Advisers Act of 1940, as it may be amended from time to time, and any successor to such statute.

“Affiliate” means, with regard to a Person, a Person that controls, is controlled by, or is under common control with such original Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, as the same is reflected in the books and records of the Partnership; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder. The Agreed Value of any Contributed Property shall be set forth in the Partner Registry.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of the Partnership, effective as of the Effective Date, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Amended and Restated Agreement” has the meaning set forth in the recitals to this Agreement.

“Applicable Laws” means all laws, ordinances, statutes, orders and regulations of any federal, state or local government, regulatory or administrative authority, agency or commission thereof, or any court or tribunal relating to the Investments or operations of the Partnership or any of its Subsidiaries, including, all requirements of the FERC, Public Utility Commission of Texas, Southwest Power Pool and Electric Reliability Council of Texas.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Award Agreement” has the meaning set forth in Section 4.4.D(ii).

“Benefit Plan Investor” means any Partner that is a “benefit plan investor” as defined in Section 3(42) of ERISA and any regulations promulgated thereunder.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Article VI and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Book-Up Target” has the meaning set forth in Section 6.5.J(i).

“Business Day” means any day other than a Saturday, Sunday or other day in which commercial banks in New York, New York are authorized or required by Applicable Law or executive order to be closed.

“Bylaws” means the Bylaws of the General Partner, as amended, restated or supplemented from time to time.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Article VI.

“Capital Account Limitation” has the meaning set forth in Section 4.4.E(ii).

“Capital Contribution” means, with respect to any Partner, the amount of any cash or the Agreed Value of Contributed Property that such Partner contributes or is deemed to contribute to the Partnership in respect of such Partner’s Partnership Units.

“Carry Crystallization” means the issuance of Common Units to the Initial Limited Partner, and corresponding cancellation of Class A Units held by the Predecessor General Partner, pursuant to Section 4.6.A.

“Carry Crystallization Shares” means a number of shares of Public REIT Common Stock equal to the number of Common Units issued to the Initial Limited Partner pursuant to Section 4.6.A in the Carry Crystallization.

“Carry Crystallization Value” means the number of Carry Crystallization Shares multiplied by the 30-Day VWAP Price.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners’ Capital Accounts, and (ii) with respect to any other Partnership property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Article VI, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Carry Shortfall” means, if the dollar amount allocable to the Initial Limited Partner pursuant to Section 4.6.I.(ii)(b) is greater than the Carry Crystallization Value, the amount of the difference.

“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Shares Amount.

“Cash From Operations” means, with respect to any period for which such calculation is being made:

(a) all cash revenues and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution but including, to the extent deemed appropriate by the General Partner, any net proceeds remaining from a Debt issuance or a refinancing) plus the amount of any reduction (including a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(iv) below;

less

(b) the sum of the following (except to the extent made with the proceeds of any Capital Contribution):

(i) all interest, principal and other debt payments made during such period by the Partnership,

(ii) all cash expenditures (including operating expenses, taxes if any, redemption of Partnership Interests, and capital expenditures) made by the Partnership during such period,

(iii) investments in any Entity (including loans made thereto) to the extent that such investments are permitted under this Agreement and are not otherwise described in clauses (b)(i) or (ii), and

(iv) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

Cash From Operations shall include cash proceeds from the sale or other disposition of assets, provided that, Cash From Operations shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“Cash Merger Amount” means $172,408,000.

“Certificate” means the Certificate of Limited Partnership of the Partnership, which was executed on behalf of the General Partner and filed in the office of the Secretary of State on December 16, 2009, as amended on October 5, 2010, November 10, 2010, and July 15, 2014, and as it may be further amended or restated from time to time in accordance with the terms hereof and the LP Act.

“Charter” means the Articles of Incorporation of the General Partner, as amended, restated or supplemented from time to time.

“Class A Unit” means a Partnership Unit designated as a Class A Unit by the General Partner, with the preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or other terms or conditions set forth in this Agreement.

“Class B Unit” means a Partnership Unit designated as a Class B Unit by the General Partner with the preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or other terms or conditions set forth in this Agreement.

“Class C Common Shares” means the limited liability company interests of the Predecessor General Partner prior to the Merger which were classified as Class C common shares.

“Class C Unit” means a Partnership Unit designated as a Class C Unit by the General Partner with the preferences, conversion or other rights, voting power or rights, restrictions, limitation as to distributions, qualifications or other terms or conditions set forth in this Agreement.

“Closing Date” means, with respect to a Partner, the date such Partner was initially admitted to the Partnership and made its initial capital contribution to the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common LLC Shares” means the limited liability company interests of the Predecessor General Partner prior to the Merger which were classified as common shares.

“Common Unit” means a Partnership Unit designated as a Common Unit by the General Partner, with the preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distribution, qualifications or other terms or conditions set forth in this Agreement.

“Common Unit Economic Balance” has the meaning set forth in Section 6.5.J(ii).

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2.

“Contributed Property” means each property or other asset contributed to the Partnership, in such form as may be permitted by the LP Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 6.2.D, such property shall no longer constitute a Contributed Property for purposes of Article VI, but shall be deemed an Adjusted Property for such purposes.

“Conversion Agent” means the transfer agent appointed pursuant to Section 15.12.

“Conversion Date” has the meaning set forth in Section 4.4.E(ii).

“Conversion Factor” means 1.0;

provided that the Conversion Factor will be adjusted as set forth below, other than with respect to the Unit Split (any adjustments related to the Unit Split have already been made and are reflected herein without any further action by the General Partner or any adjustment to the Conversion Factor):

(a) if the General Partner (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) splits or subdivides its outstanding Shares or (iii) effects a reverse stock split or otherwise combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor previously in effect by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(b) if the General Partner distributes any rights, options or warrants to all holders of its Shares to subscribe for or to purchase or to otherwise acquire Shares (or other securities or rights convertible into, exchangeable for or exercisable for Shares) at a price per share less than the Value of a Share on the record date for such distribution (other than Shares issuable pursuant to a Qualified DRIP/COPP or as compensation to employees or other service providers) (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights first become exercisable, the Conversion Factor shall be adjusted by multiplying the Conversion Factor previously in effect by a fraction (a) the numerator of which shall be the number of Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights first become exercisable) plus the maximum number of Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights first become exercisable) plus a fraction (1) the numerator of which is the maximum number of Shares purchasable under such Distributed Rights times the minimum purchase price per Share under such Distributed Rights and (2) the denominator of which is the Value of a Share as of the record date (or, if later, the date such Distributed Rights first become exercisable); provided, however, that if any such Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Shares or any change in the minimum purchase price for the purposes of the above fraction;

(c) if the General Partner shall, by dividend or otherwise, distribute to all holders of its Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of Stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a Share on the date fixed for such determination and (ii) the denominator of which shall be the Value of a Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Share; and

(d) if an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.

Notwithstanding the foregoing, no adjustments to the Conversion Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Partnership Units and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, the Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

“Conversion Notice” has the meaning set forth in Section 4.4.E(ii).

“Conversion Right” has the meaning set forth in Section 4.4.E(i).

“Covered Person” means (i) the General Partner or an officer or director of the General Partner, (ii) an officer of the Partnership, or (iii) any Person serving at the request of the Partnership or the General Partner as an officer, director, trustee, employee or agent of any Entity in which the Partnership or the General Partner holds an Investment (excluding, for the avoidance of doubt, SU and its Subsidiaries).

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) lease obligations of such Person that, in accordance with GAAP, should be capitalized.

“Depreciation” means, for each Fiscal Year or other relevant period, an amount equal to the U.S. federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or period, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year or period bears to such beginning adjusted tax basis; provided, however, that if the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Development Agreement” means that certain Development Agreement, dated effective as of the Effective Date, between Hunt, SU, the General Partner and the Partnership.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Section 856(i)(2) of the Code) of such Person, (ii) any entity treated as a disregarded entity for U.S. federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for U.S. federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Conversion Factor” herein.

“Economic Capital Account Balance” has the meaning set forth in Section 6.5.J(iii).

“Effective Date” has the meaning set forth in the recitals to this Agreement.

“Electric Systems Project” means a business, project or assets relating primarily to (i) the transmission or distribution of electricity or (ii) a vertically integrated electric utility.

“Entity” means any partnership, limited partnership, proprietorship, corporation, joint venture, joint stock company, limited liability company, limited liability partnership, business trust, estate, governmental entity, cooperative, association or other foreign or domestic enterprise, including accounts or funds managed by an investor or any of its Subsidiaries.

“Equity Incentive Plan” has the meaning set forth in Section 4.4.A.

“Equity Interests” means any shares of capital stock, membership interests, partnership interests or other equity interests and options or warrants to acquire, or securities convertible into, capital stock, membership interests, partnership interests or other equity securities of an Entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and any successor statute.

“ES Note” means that certain promissory note dated the Effective Date in the original principal amount of $66,517,480 issued by InfraREIT Inc. as maker.

“ETAT” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time of reference.

“FBO” has the meaning set forth in Section 14.4.A.

“FERC” means the Federal Energy Regulatory Commission, or any successor Governmental Authority.

“Fiscal Year” means, with respect to any Entity, the calendar year, unless the governing body or governing documents of such Entity provide otherwise.

“Forced Conversion” has the meaning set forth in Section 4.4.E(iii).

“Forced Conversion Notice” has the meaning set forth in Section 4.4.E(iii).

“Funding Debt” means the incurrence of any Debt for the purpose of providing funds to the Partnership by or on behalf of the General Partner or any of its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States, as consistently applied by the General Partner and the Partnership.

“General Partner” means InfraREIT, Inc., or its successor, in its capacity as the general partner of the Partnership.

“General Partner Loan” has the meaning set forth in Section 4.3.E.

“General Partner Payment” has the meaning set forth in Section 10.7 hereof.

“General Partnership Interest” means a Partnership interest held by the General Partner that is a general partnership interest. A General Partnership Interest may be expressed as a number of Partnership Units.

“Governmental Authority” means the government of any nation, state, province or other political subdivision thereof or any other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Securities Valuation Office of the National Association of Insurance Commissioners or any similar or successor authority.

“Holder” means a holder of Partnership Units.

“Hunt” means Hunt Transmission Services, L.L.C., a Delaware limited liability company, or its successors.

“Hunt Employee Investor” means a Partner that is an employee of the Hunt Group.

“Hunt Family Members” means (i) Ray L. Hunt; (ii) the spouse of Ray L. Hunt and each of his children and siblings; (iii) the spouse and lineal descendants of any Person identified in the foregoing clause (ii); (iv) any trust or account primarily for the benefit of any Person or Persons identified in the foregoing clauses (i), (ii) or (iii); (v) any corporation, partnership or other Entity in which any of the Persons identified in the foregoing clauses (i), (ii), (iii) or (iv) are the beneficial owners of substantially all of the Equity Interests; and (vi) the personal representative or guardian of any of the Persons identified in the foregoing clauses (i), (ii) and (iii) upon such Person’s death for purposes of the administration of such Person’s estate or upon such Person’s disability or incompetency for purposes of the protection and management of the assets of such Person.

“Hunt Group” means (a) Ray L. Hunt and Hunter L. Hunt; (b) any lineal descendent of the foregoing (including by adoption); (c) any spouse of the foregoing; (d) any trust established primarily for the benefit of any one or more of the foregoing; and (e) any Entity controlled, individually or collectively, by any of the foregoing Persons identified in the preceding clauses (a) and (d) (including Hunt and the Initial Limited Partner).

“Hunt Group Member” means any member of the Hunt Group.

“Immediate Family” means, with respect to any Partner who is a natural person, such Partner’s spouse, parents and descendants (whether natural or adopted) and any trust for the benefit of such Partner and/or such Partner’s spouse, parents, descendants, nephews, nieces, brothers, and sisters, any of such Partner’s executors, administrators, testamentary trustee, legatees or beneficiaries upon such Partner’s death or any Entity that is, directly or indirectly, wholly owned by such Partner and/or any of the foregoing Persons.

“Implied IRR” means as of any measurement date and with respect to a Holder of Partnership Units, the interest rate (compounded quarterly) which, when used as the discount rate to calculate the net present value as of the Closing Date of (i) aggregate amounts which have previously been distributed and, with respect to the distribution in question, the aggregate amount being distributed to such Holder of Partnership Units (in each case without reduction for taxes payable by such Holder of Partnership Units as a result of such distributions) and (ii) the aggregate Capital Contributions made by such Holder of Partnership Units, causes such net present value to equal zero. For purposes of the net present value calculation, (A) distributions shall be positive numbers, (B) Capital Contributions shall be negative numbers, (C) distributions and Capital Contributions shall be deemed to have been received or made on the actual date of such receipt or payment, as the case may be, (D) tax distributions to a Holder of Partnership Units shall be deemed amounts distributed to such Holder of Partnership Units, and (E) allocations pursuant to Sections 4.6.I and 4.6.J will be deemed distributed to such Holder (x) on the Effective Date, in the case of Cash Merger Amount, (y) on the date of the applicable Overallotment Option closing, in the case of the Overallotment Amount, and (z) on the Mandatory Conversion Date, in the case of the 30-Day Class A Value and the 30-Day Class C Value. For the avoidance of doubt, a thirteen and one-half percent (13.5%) annual rate equals a 3.2165% quarterly rate for purposes of this definition.

“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership, as applicable; (v) as to any trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged by a court of competent jurisdiction as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Independent Director LTIP Units” means the 11,264 LTIP Units (post-split) issued by the Partnership pursuant to the Classification and Designation of Partnership Units as LTIP Units set forth in Exhibit D to the Amended and Restated Agreement.

“InfraREIT Inc.” has the meaning set forth in the Preamble.

“Initial Limited Partner” means Hunt-InfraREIT, L.L.C., a Delaware limited liability company.

“Investment” means a Qualified Energy Project in which the Partnership owns an interest, either directly or indirectly through another Entity.

“Investment Company Act” means the Investment Company Act of 1940, as it may be amended from time to time, and any successor to such statute.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Limited Partner” means the Initial Limited Partner or any other Person named as a Limited Partner in the Partner Registry in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units. For the avoidance of doubt, the General Partner may hold Limited Partnership Interests in addition to General Partnership Interests.

“Liquidating Gains” has the meaning set forth in Section 6.5.J(iv).

“Liquidating Events” has the meaning set forth in Section 13.1.

“Liquidating Losses” has the meaning set forth in Section 6.5.J(v).

“Liquidator” has the meaning set forth in Section 13.2.A.

“LLC Agreement Amendment” means Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of InfraREIT LLC dated January 29, 2015.

“LP Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“LTIP Unit” means a Partnership Unit designated as a LTIP Unit by the General Partner with the preferences, conversion or other rights, voting power or rights, restrictions, limitation as to distributions, qualifications or other terms or conditions set forth in this Agreement.

“majority in interest” has the meaning set forth in Section 13.1.

“Management Agreement” means that certain Management Agreement, dated effective as of the Effective Date, between Hunt Utility Services, LLC, the General Partner and the Partnership.

“Mandatory Conversion Date” means the close of business on the thirty-second (32nd) day following the Effective Date (or if such day is not a Business Day, upon the close of business on the next succeeding Business Day) or, if the Overallotment Option has been exercised but not yet closed on or before such day, on the date of closing of such exercise of the Overallotment Option.

“Market Disruption Event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled Trading Day for the Public REIT Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Public REIT Common Stock or in any options, contracts or future contracts relating to the Public REIT Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Market Price” on any date means, with respect to the Public REIT Common Stock, the last sale price for the Public REIT Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for the Public REIT Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Public REIT Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common stock is listed or admitted to trading or, if the Public REIT Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Public REIT Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Public REIT Common Stock selected by the General Partner or, in the event that no trading price is available for the Public REIT Common Stock, the fair market value of the Public REIT Common Stock, as determined in good faith by the General Partner.

“Marubeni” means Marubeni Corporation.

“MC Common Units” means the Common Units issued to MC Transmission pursuant to Section 4.6.F.

“MC Transmission” means MC Transmission Holdings, Inc., an Affiliate of Marubeni.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger and Transaction Agreement” means the Merger and Transaction Agreement, dated January 29, 2015, among InfraREIT Inc., the Predecessor General Partner and the Partnership.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 6.2.B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Section 6.5, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 6.2.B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Section 6.5, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under any Equity Incentive Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.6.B if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year or other relevant period shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice” has the meaning set forth in Section 10.6.

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit B.

“Operating Entity” has the meaning set forth in Section 7.4.E.

“Original Agreement” has the meaning set forth in the recitals to this Agreement.

“Overallotment Option” means the option held by the underwriters to acquire additional shares of Public REIT Common Stock in connection with the REIT IPO.

“Overallotment Amount” means $21.551 multiplied by the number of shares of Public REIT Common Stock acquired by the underwriters pursuant to an exercise of the Overallotment Option (for clarity, if the Overallotment Option is not exercised, in whole or in part, the Overallotment Amount will be zero).

“Parent Entity” has the meaning set forth in Section 7.4.E.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year or other relevant period shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partner Registry” means the Partner Registry maintained by the General Partner in the books and records of the Partnership in substantially the form of the Partner Registry attached as Exhibit A to this Agreement and in accordance with Section 7.1.A(xxiii).

“Partnership” means the limited partnership formed under the LP Act upon the terms and conditions set forth in the Original Agreement and continued pursuant to this Agreement, or any successor to such limited partnership.

“Partnership Interest” means a Limited Partnership Interest or General Partnership Interest and includes any and all benefits to which the holder of such Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year or other relevant period shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner either (i) for the distribution of Cash From Operations pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its Stockholders of some or all of its portion of such distribution, (ii) if applicable, for determining the Partners entitled to Consent to any proposed action for which the Consent of the Partners is sought pursuant to Section 14.2 hereof, or (iii) for any other proper Partnership purpose.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 of this Agreement and includes Class A Units, Class B Units, Class C Units, Common Units and LTIP Units and any other classes or series of Partnership Units established pursuant to this Agreement.

“Partnership Unit Designation” has the meaning set forth in Section 4.2.A.

“Percentage Interest” means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series, determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified in the Partner Registry. If the Partnership shall at any time have outstanding more than one class or series of Partnership Interests, the Percentage Interest attributable to each class or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional class or series of Partnership Interest, as contemplated by Section 4.2.A.

“Permitted Transferee” means (i) with respect to the Initial Limited Partner or any Hunt Group Member, an assignee or transferee of Partnership Units that is a Hunt Group Member, a Service Provider Entity or a current or former employee or service provider of any Hunt Group Member who has or receives the right to receive distributions or transfers of such Partnership Units pursuant to an agreement or other arrangement with any Hunt Group Member or Service Provider Entity, (ii) with respect to any Service Provider Entity, an assignee or transferee of Partnership Units that is any other Service Provider Entity or a current or former employee or service provider of any Hunt Group Member who has or receives the right to receive distributions or transfers of such Partnership Units pursuant to an agreement or other arrangement with any Hunt Group Member or Service Provider Entity, and (iii) with respect to any other Limited Partner, an assignee or transferee of Partnership Units that is a member of such Partner’s Immediate Family.

“Person” means any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other Entity.

“Plan Asset Regulation” means the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, or any successor regulation thereto, as in effect at the time of reference, as modified by Section 3(42) of ERISA.

“Predecessor General Partner” has the meaning set forth in the recitals to this Agreement.

“Preferred Unit” means a Partnership Unit that is entitled to a preference as compared to the class of Partnership Interests corresponding to common shares of beneficial interest (or other comparable Equity Interest) of the General Partner.

“Prohibited Party” has the meaning set forth in the definition of “Unacceptable Investor” in this Article I.

“Public REIT Class A Common Stock” means shares of Class A common stock, par value $0.01 per share, of InfraREIT Inc.

“Public REIT Class C Common Stock” means shares of Class C common stock, par value $0.01 per share, of InfraREIT Inc.

“Public REIT Common Stock” has the meaning set forth in the recitals to this Agreement.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NYSE Amex, the NASDAQ Stock Market or another national securities exchange, or any successor to any of the foregoing.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of the General Partner that permits participants to acquire Shares using the proceeds of dividends paid by the General Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the Stockholders the savings enjoyed by the General Partner in connection with the avoidance of stock issuance costs, and (ii) not exceed 5% of the Value of a Share as computed under the terms of such plan.

“Qualified Energy Project” means an Electric Systems Project located within North America.

“Qualified REIT Subsidiary” means any Subsidiary of the General Partner that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Qualified Transferee” means an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Costs” has the meaning set forth in Section 4.1.C.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redeemed Interest” has the meaning set forth in Section 7.9.E(iii).

“Redeemed Limited Partner” has the meaning set forth in Section 7.9.E(iii).

“Redeeming Partner” has the meaning set forth in Section 8.7.A(i).

“Redemption Amount” means either the Cash Amount or the Shares Amount, as determined by the General Partner, in its sole and absolute discretion. A Redeeming Partner shall have no right, without the General Partner’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Shares Amount.

“Redemption Effective Date” has the meaning set forth in Section 7.9.E(iii).

“Redemption Right” has the meaning set forth in Section 8.7.A(i).

“Redemption Value” means, with respect to a Redeemed Interest, the fair market value of such Redeemed Interest as of the applicable Redemption Effective Date, as determined in good faith by the General Partner; provided, that, if the Regulatory Issue is a result of a breach of a representation, warranty or covenant made by the Redeemed Limited Partner or a change in law applicable to the Redeemed Limited Partner, the Redemption Value shall be (in each case as determined in good faith by the General Partner) the lesser of (i) the fair market value of such Redeemed Interest on the applicable Redemption Effective Date and (ii) the fair market value of the Redeemed Interest on the date on which cash is allocated to make redemption payments. In making such determination of fair market value, the General Partner shall assume that all of the assets of the Partnership will be sold on the applicable date in a commercially reasonable manner and the proceeds of such sale, net of estimated closing costs, as reasonably determined by the General Partner, and all obligations of the Partnership (other than the redemption of the Redeemed Interests being redeemed as of such date), will be distributed to the Partners pursuant to this Agreement. With respect to a Regulatory Issue that is not a result of a breach of a representation, warranty or covenant made by the Redeemed Limited Partner or a change in law, if the majority of such Redeemed Limited Partners disagree with the General Partner’s determination of the Redemption Value of the applicable interests in the Partnership, such Redeemed Limited Partners shall negotiate in good faith to resolve such disagreement, and if such Redeemed Limited Partners continue to disagree after negotiations arc held, either side may request that an independent valuation firm (who must be reasonably acceptable to the other party) be retained, whose valuation shall be final and binding on the Partnership and all of the Partners. The Partnership will bear the cost of such independent valuation firm.

“Regulated Investor” has the meaning set forth in Section 7.9.E(ii).

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.5.H.

“Regulatory Issue” has the meaning set forth in Section 7.9.E(ii).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT IPO” has the meaning set forth in the recitals to this Agreement.

“REIT Rules” means the requirements for qualification as a REIT under the Code and the Regulations.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.6.B.(i)(a) or 6.6.B.(ii)(a) to eliminate Book-Tax Disparities.

“Safe Harbors” has the meaning set forth in Section 11.6.F.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time of reference.

“Service Provider Entity” means any Entity primarily owned or controlled by individuals that are current or former employees or service providers of the Partnership, any Hunt Group Member or any of their respective Affiliates.

“Share” means a share of common stock or preferred stock of the General Partner issued upon or following consummation of the REIT IPO.

“Share Rounding” means the rounding of fractional shares of InfraREIT LLC or InfraREIT Inc., as the case may be, on a holder by holder basis, in connection with the Share Split, the Carry Crystallization and the Carry Shortfall.

“Shares Amount” means a number of Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner times the Conversion Factor; provided, that, if the General Partner issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the “rights”) and clause (ii) of the definition of “Conversion Factor” does not apply to the issuances of such rights, the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive.

“Share Split” has the meaning set forth in the recitals to this Agreement.

“Specified Redemption Date” means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption (or such other date agreed to by the General Partner and the Limited Partner exercising its Redemption Right); provided, that, if the Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth (30th) Business Day after receipt by the General Partner of a Notice of Redemption (or such other date agreed to by the General Partner and the Limited Partner exercising its Redemption Right).

“Stockholder” means a Person who holds any Shares of the General Partner in such Person’s capacity as a Stockholder in the General Partner.

“SU” means Sharyland Utilities, L.P., a Texas limited partnership.

“Subscription Agreement” means a subscription agreement (including the exhibits, annexes and the Investor Questionnaire thereto) pursuant to which each Limited Partner subscribes for Partnership Units in the Partnership.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other Entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding Equity Interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 or any Partnership Unit Designation.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” herein.

“Surviving Partnership” has the meaning set forth in Section 11.2.B.

“System Lease” means a lease of an Investment to a third party (which may be an Affiliate of Hunt) to operate such Investment.

“Target Balance” has the meaning set forth in Section 6.5.J.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership for cash.

“Termination Transaction” has the meaning set forth in Section 11.2.B.

“Trading Day” means a day during which (i) trading in shares of Public REIT Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Market Price for Public REIT Common Stock (other than a Market Price referred to in the last sentence of the definition thereof) is available for such day; provided, that, if the shares of Public REIT Common Stock are not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Market Price (excluding the last sentence of that definition), Trading Day shall mean any Business Day.

“Transaction” has the meaning set forth in Section 4.4.E(vi).

“Transfer” means, whether by operation of law or otherwise, any sale, transfer, distribution, assignment, bequest, lease, pledge, hypothecation, encumbrance, grant of a security interest in, or grant, issue, sale or conveyance of any option, warrant or right to acquire or to otherwise dispose of, transfer, or permit to be transferred, during life or at death (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or Partnership Units, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares or Partnership Units, but excluding (i) the exchange or conversion of any security of the General Partner for Shares or the Partnership for Partnership Units, as applicable, (ii) the redemption of Partnership Units pursuant to Section 8.7 or any Partnership Unit Designation or (iii) any conversion of LTIP Units into Common Units pursuant to Section 4.4.E, (c) any transfer or other disposition of any interest in Shares or Partnership Units as a result of a change in the marital status of the holder thereof, and (d) any change in the citizenship, or the country of formation, incorporation, organization or domicile, of the holder of Shares or Partnership Units). For clarity, a “Transfer” shall include any transaction, occurrence or event described in the foregoing clauses (a), (b), (c) or (d) that is effected, occurs or arises directly or indirectly, including the sale, transfer or assignment of a controlling interest in a Partner or by way of a merger, consolidation, business combination or similar transaction; provided, however, for any Partner which has issued securities of a class that are Publicly Traded (or securities of a class which are similarly traded publicly on a securities exchange or market in any other jurisdiction), “Transfer” shall not include a sale of any such securities of a class which are so publicly traded. The term “Transferred” shall have a correlative meaning. Notwithstanding anything to the contrary in this definition, a “Transfer” shall not include any sale, transfer, distribution, assignment or other disposition of an interest in the Initial Limited Partner to a partnership or limited liability company whose partners or members consist solely of Hunt Employee Investors, the members of their respective Immediate Family or Hunt Family Members.

“Trust Shares” has the meaning assigned to such term in the Merger and Transaction Agreement.

“Unacceptable Investor” means any Partner who is (a) a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” (any of these a “Prohibited Party”) within the definitions set forth in the Foreign Assets Control Regulations of the United States Treasury Department; (b) acting on behalf of, or a Person owned or controlled by, any Prohibited Party or government against whom the United States maintains economic sanctions or embargoes under the regulations of the United States Treasury Department, including, but not limited to, the “Government of Sudan,” the “Government of Iran,” and the “Government of Cuba”; (c) designated as a Prohibited Party by the United States Treasury Department pursuant to Executive Order 13224—Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001; (d) designated as a Prohibited Party by the United States Treasury Department pursuant to any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act, and the Foreign Operations, Export Financing, and Related Programs Appropriations Act and any similar laws enacted by the U.S.; and (e) designated as a Prohibited Party by the United States or any other government under laws, regulations or executive orders similar to, or any other law, regulation or executive order of similar import as, those set forth above under the preceding clauses (a) through (d), whether as to the United States or any non-U.S. country, if and to the extent such laws, regulations or executive orders are in effect, or as any of the laws, regulations or executive or other orders in the preceding clauses may be amended, supplemented, adjusted, modified, reviewed or interpreted from time to time.

“Unit Split” has the meaning set forth in the recitals to this Agreement.

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Section 6.2.D) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 6.2.D) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 6.2.D) as of such date, over (ii) the fair market value of such property (as determined under Section 6.2.D) as of such date.

“Unvested LTIP Units” has the meaning set forth in Section 4.4.D(ii).

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to either (x) any outstanding Shares of the General Partner that are Publicly Traded, or (y) any Public REIT Common Stock, the average of the daily market price per share for the ten (10) consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, as reported by the national exchange on which the Public REIT Common Stock is listed and traded, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Shares of the General Partner are Publicly Traded and the Shares Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Shares of the General Partner are not Publicly Traded, the Value of the Shares Amount per Partnership Unit offered for redemption (which will be the Cash Amount per Partnership Unit offered for redemption payable pursuant to Section 8.7.A) means the amount that a holder of one Partnership Unit would receive if each of the assets of the Partnership were to be sold for their fair market value on the Specified Redemption Date, the Partnership were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Partners in accordance with the terms of this Agreement. Such Value shall be determined by the General Partner, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Partnership if each asset of the Partnership (and each asset of each partnership, limited liability company, trust, joint venture or other Entity in which the Partnership owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Partnership’s minority interest in any property or any illiquidity of the Partnership’s interest in any property). In connection with determining the Value of the Partnership Interest for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering or an arm’s length private placement of shares of beneficial interest (or other comparable Equity Interest) of the General Partner, the Value of such shares shall be the public offering or arm’s length private placement price per share of such class of beneficial interest (or other comparable Equity Interest) sold.

“Vested LTIP Units” has the meaning set forth in Section 4.4.D(ii).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Organization

The Partnership is a limited partnership organized pursuant to the provisions of the LP Act and upon the terms and conditions set forth in the Original Agreement. The Partners hereby agree to continue the business of the Partnership on the terms set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the LP Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name

The name of the Partnership is “InfraREIT Partners, LP.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 1807 Ross Avenue, 4th Floor, Dallas, Texas 75201, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Power of Attorney

A. Each Limited Partner and each Assignee constitutes and appoints each of the General Partner and any Liquidator (and any successor to any thereof by merger, transfer, assignment, election or otherwise) and each of the authorized officers and attorneys-in-fact of each of the foregoing, and each of those acting singly, in each case, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement made in accordance with the terms of this Agreement; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator, as applicable, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles XI, XII or XIII or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Units, including any class of Partnership Units issued pursuant to Article IV; and

(ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, as applicable, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the discretion of the General Partner or any Liquidator, as applicable, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 2.4 shall be construed as authorizing the General Partner or any Liquidator, as applicable, to amend this Agreement except in accordance with Article XIV or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator, as applicable, to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee or the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interests and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, as applicable, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to it to contest, negate or disaffirm the action of the General Partner or any Liquidator, as applicable, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, as applicable, within 15 days after receipt of the General Partner’s or Liquidator’s, as applicable, request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5 Term

The term of the Partnership commenced on December 16, 2009, and shall continue in existence until the dissolution and termination of the Partnership pursuant to the provisions of Article XIII or as otherwise provided by Applicable Law.

ARTICLE III

PURPOSE

Section 3.1 Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is:

(i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the LP Act;

(ii) to engage in activities necessary, incidental or ancillary thereto; and

(iii) to invest in or enter into any corporation, partnership, joint venture, trust, limited liability company or other Entity to engage in any of the foregoing or acquire ownership of interests in any Entity engaged, directly or indirectly, in any of the foregoing; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT unless the General Partner, in accordance with its Charter and the Bylaws, determines in its sole and absolute discretion, that it is no longer in the best interests of the General Partner to continue to qualify as a REIT, in which case the General Partner may revoke or otherwise terminate the General Partner’s REIT election pursuant to applicable U.S. federal income tax law and elect to be treated thereafter as a C corporation, partnership or other type of Entity as it determines in accordance with applicable U.S. federal income tax law. Without limiting the generality of the foregoing, the Partners acknowledge that the status of the General Partner as a REIT inures to the benefit of all the Partners and not solely to the General Partner or its Affiliates.

Section 3.2 Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including full power and authority, directly or through its ownership interest in other Entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, or could subject the General Partner to any taxes under Section 856, Section 857 or Section 4981 of the Code, unless the General Partner, as provided in Section 3.1, has previously determined to terminate its REIT election for U.S. federal income tax purposes or (ii) could violate any law or regulation of any governmental body or agency having jurisdiction over either the General Partner or its securities.

Section 3.3 Partnership Only for Purposes Specified

The Partnership shall be a partnership only for tax purposes and the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within such purposes. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred or assumed pursuant to and as limited by the terms of this Agreement and the LP Act.

Section 3.4 Representations and Warranties by the Parties

A. Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if 5% or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Section 7704(d)(3) of the Code, such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the capital or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, (iii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Section 1445(f) of the Code nor a foreign partner within the meaning of Section 1446(e) of the Code.

B. Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if 5% or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Section 7704(d)(3) of the Code, such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the capital or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, (x) none of the Initial Limited Partner, MC Transmission or their respective Affiliates shall be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence and (y) any other Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Section 1445(f) of the Code nor a foreign partner within the meaning of Section 1446(e) of the Code.

C. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws and (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

E. Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

F. Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ISSUANCES

OF PARTNERSHIP INTERESTS

Section 4.1 Capital Contributions of the Partners

A. General. Each Partner has made (or shall be deemed to have made) the Capital Contributions to the Partnership and owns Partnership Units in the respective amounts set forth for such Partner in the Partner Registry, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s ownership of Partnership Units occurring after the date hereof in accordance with the terms of this Agreement. The Partner Registry attached as Exhibit A hereto gives effect to (x) all prior issuances of Partnership Units, including any issuances effective on the Effective Date as described in the recitals to this Agreement and/or related to the acceleration of the issuances described in Section 4.1.B and Section 4.1.C hereof, (y) the Unit Split and (z) the transactions specified in subsections A-G of Section 4.6, but does not give effect to (A) the issuance of any Partnership Units that may be issued after the Effective Date or (B) the automatic conversions and cancellations contemplated by subsections I-L of Section 4.6 hereof. Except as provided in Sections 10.5 and 13.3 hereof or as may be provided in another agreement between the Partnership and any Partner, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 13.3 hereof, no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

B. CREZ Project Credit. Pursuant to Section 4.1.B(i) of the Amended and Restated Agreement, the Initial Limited Partner was entitled to receive credit for deemed Capital Contributions, up to $82,500,000, for certain construction-related capital expenditures, as well as Class A Units (at a deemed issue price of ten dollars ($10) per Class A Unit, before giving effect to the Unit Split, or $10.654733 per Class A Unit after giving effect to the Unit Split) with respect to such deemed Capital Contributions. The amount of such accrued deemed credit is $72,021,950 immediately before the Effective Date. Consistent with the Amended and Restated Agreement, on the Effective Date (x) the Partnership hereby issues deemed Capital Contribution credit to the Initial Limited Partner of $10,478,050, accelerating such credit to an aggregate of $82,500,000, and (y) the Partnership hereby issues 983,418 Class A Units at $10.654733 per Class A Unit (after giving effect to the Unit Split) in respect of such accelerated credit. The Initial Limited Partner agrees that such issuances settle the Partnership’s obligation to the Initial Limited Partner under Section 4.1.B(i) of the Amended and Restated Agreement, and that such issuances, together with the issuances referred to in Section 4.1.C hereof, settle any and all deemed Capital Contribution obligations the Partnership owes the Initial Limited Partner. The Partner Registry attached hereto as Exhibit A reflects the effect of the issuances described in clauses (x) and (y) of this Section 4.1.B.

C. Other Deemed Capital Contributions. The Partnership also had the obligation to credit the Initial Limited Partner for deemed Capital Contributions, and issue Class A Units, pursuant to Section 4.1.B(ii) of the Amended and Restated Agreement in respect of five percent (5%) of certain costs and expenses incurred by or on behalf of the Partnership or any of its Subsidiaries with respect to certain Identified Development Projects (as defined in the Amended and Restated Agreement) and included in the rate base for such Identified Development Project, as adjusted pursuant to the final regulatory order, if applicable (“Qualifying Costs”). In this regard, the Capital Contributions and Class A Units reflected in the Partner Registry attached as Exhibit A hereto include $187,460 of deemed Capital Contributions and 17,595 Class A Units which Capital Contributions and Class A Units are in respect of $3,749,182 of estimated Qualifying Costs incurred in the fourth quarter of 2014 related to the “D/C tie” Identified Development Project. Because the Partnership has not yet closed its books for 2014, these numbers are preliminary. If the Partnership in good faith determines that the amount of the Qualifying Costs actually incurred in the fourth quarter of 2014 with respect to the D/C tie project are more or less than $3,749,182, and, as a result, the Initial Limited Partner was issued an incorrect number of Class A Units than it otherwise would have been entitled to, then (i) if the number originally issued was too high, the Initial Limited Partner shall contribute to the Partnership (in cash) an amount equal to the difference (i.e., the amount of Class A Units that were actually issued minus the amount that should have been issued) multiplied by the Value of a share of Public REIT Stock as of the issuance date of the financial statements of the General Partner as of December 31, 2014 and the year then ended, and (ii) if the number was too low, the Partnership will pay the Initial Limited Partner (in cash) an amount equal to the difference (i.e., the amount of Class A Units that should have been issued minus the amount that were issued) multiplied by the Value of a share of Public REIT Stock as of the issuance date of the financial statements of the General Partner as of December 31, 2014 and the year then ended, provided, however, with respect to clause (ii), in no event will the Partnership be required to make a payment that exceeds $50,000. Determinations hereunder will be made by the Partnership in good faith. Subject to the obligation of the Initial Limited Partner and the Partnership specified in this Section 4.1C, the Initial Limited Partner agrees that the Capital Contributions and Class A Units reflected in the Partner Registry attached as Exhibit A hereto reflects all issuances specified in Section 4.1.B(ii) of the Amended and Restated Agreement, and that such issuances, together with the issuances referred to in Section 4.1.B hereof, settle any and all deemed Capital Contribution obligations the Partnership owes the Initial Limited Partner. All of the Class A Unit numbers set forth above give effect to the Unit Split. The obligation of the Initial Limited Partner to make a cash contribution to the Partnership, and of the Partnership to make a cash payment to the Initial Limited Partner, in this Section 4.1.C will terminate on April 1, 2015.

Section 4.2 Issuances of Partnership Interests

Subject to the rights of any Holder of any Partnership Units set forth in a Partnership Unit Designation:

A. General. Subject to Section 7.9.E hereof, the General Partner may cause the Partnership from time to time to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, to the Partners (including the General Partner and its Affiliates) or other Persons (including in connection with any agreement to which the Partnership is a party with respect to Contributed Property or otherwise) and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, subject to Delaware law, all without the approval of any Limited Partners. Without limiting the foregoing, the Partnership is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interest of the Stockholders and the Partnership, (iii) in connection with any merger of any other Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership, (iv) in consideration for services rendered to or for the benefit of the Partnership and (v) pursuant to the provisions of the Management Agreement, Development Agreement or any other agreement to which the Partnership is a party. Subject to Delaware law, any additional Partnership Units may be issued in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (including rights, powers and duties senior to existing classes of Partnership Units), all as shall be determined by the General Partner in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by reference (each, a “Partnership Unit Designation”), without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, (iv) the voting rights, if any, of each such class or series of Partnership Interests, (v) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests, and (vi) any vesting conditions applicable to such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interests, the General Partner shall amend the Partner Registry as appropriate to reflect such issuance.

B. Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests with respect to the class of Partnership Units so issued, (ii) the additional Partnership Units are issued in connection with an issuance of Shares and the General Partner directly or indirectly contributes or otherwise causes to be transferred to the Partnership the net cash proceeds or other net consideration, if any, received in connection with the issuance of such Shares, or (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt or other securities issued by the Partnership. If the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement as it deems necessary to reflect the issuance of such Partnership Interests.

C. Classes of Partnership Units. Subject to Section 4.2.B above, as of the Effective Date the Partnership has five (5) classes of Partnership Units entitled “Common Units,” “Class A Units,” “Class B Units,” “Class C Units” and “LTIP Units.”

(i) Common Units may be issued by the General Partner in accordance with Section 4.2.A; provided, that, following the Mandatory Conversion Date, any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Common Unit.

(ii) Class A Units, at the election of the General Partner in its sole and absolute discretion, but subject to Section 7.9.E, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, Contributed Property, stock, notes or other assets or consideration; provided, that, prior to the Mandatory Conversion Date, any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit. No Class A Units may be issued after the Mandatory Conversion Date. The Partnership may deem and treat the record holder of any Class A Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

(iii) Class B Units have been issued to the Initial Limited Partner. No Class B Units may be issued after the Mandatory Conversion Date. The Partnership may deem and treat the record holder of any Class B Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

(iv) Class C Units, at the election of the General Partner in its sole and absolute discretion, but subject to Section 7.9.E, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, Contributed Property, stock, notes or other assets or consideration. No Class C Units may be issued after the Mandatory Conversion Date. The Partnership may deem and treat the record holder of any Class C Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

(v) LTIP Units, at the election of the General Partner in its sole and absolute discretion, but subject to Sections 4.4.C, 4.4.D and 4.4.E, may be issued to newly admitted Partners as consideration for the performance of past or future services on behalf of the General Partner, the Partnership, or its Subsidiaries.

D. Certificates for Partnership Units. The Partnership Units shall be uncertificated; provided, however, that the General Partner may provide otherwise as to some or all of any classes or series of the Partnership Units; provided, further, that any Partner will be entitled, upon request, to receive a certificate representing the Partnership Units held by such Partner in connection with a pledge of such Partnership Units permitted pursuant to Section 11.3. All Partnership Units held by a Partner shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

Section 4.3 Additional Funds and Capital Contributions.

A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Partnership assets, for the redemption of Partnership Units or for such other Partnership purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interests.

B. Additional Capital Contributions. The Partnership may raise all or any portion of such Additional Funds by accepting additional Capital Contributions from the Partners or from third parties on terms and conditions as shall be determined by the General Partner. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized and directed to cause the Partnership to issue additional Partnership Units. In the event that the Partnership accepts additional Capital Contributions pursuant to this Section 4.3.B, the General Partner shall make such additional revisions to this Agreement (including the Partner Registry) as are consistent with and necessary to reflect such additional Capital Contributions.

C. Issuance of Securities by the General Partner. The General Partner shall not issue any additional Shares unless the General Partner contributes directly or indirectly the cash proceeds or other consideration, if any, received from the issuance of such additional Shares to the Partnership in exchange for Partnership Units; provided, however, that notwithstanding the foregoing, the General Partner may issue Shares (i) pursuant to Section 8.7, (ii) pursuant to a dividend or distribution (including any stock split) or otherwise pursuant to which there is an adjustment to the Conversion Factor pursuant to the definition thereof, or (iii) pursuant to share grants or awards made pursuant to any Equity Incentive Plan. In the event of any issuance of additional Shares by the General Partner, and the direct or indirect contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the General Partner’s expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred by the General Partner in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner for the amount of, or paid directly, as the case may be, such underwriter’s discount or other expenses).

D. Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

E. General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner (a “General Partner Loan”), if (i) such Debt is, to the extent permitted by Applicable Law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer by any Limited Partner of any Partnership Interest or (b) such Debt is recourse to any Partner (unless such Partner otherwise agrees).

Section 4.4 Equity Incentive Plan

A. Establishment of Equity Incentive Plan. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates (“Equity Incentive Plans”). The General Partner may implement such Equity Incentive Plans and any actions taken under such plans (such as the grant or exercise of options to acquire Shares or Partnership Units, the issuance of restricted Shares or Partnership Units, or the issuance of LTIP Units), whether taken with respect to or by an employee or other service provider of the General Partner, the Partnership or its Subsidiaries, in a manner reasonably determined by the General Partner, which may be set forth in plan implementation guidelines and/or Award Agreements that the General Partner may establish or amend from time to time. The Partners acknowledge and agree that, in the event that any such Equity Incentive Plan is adopted, modified or terminated by the General Partner, amendments to this Agreement may become necessary or advisable and that any such amendments requested by the General Partner shall not require any Consent or approval by the Limited Partners. The Partnership is expressly authorized to issue Partnership Units as contemplated by this Section 4.4 without any further act, approval or vote of any Partner or any other Persons.

B. Options Granted or Other Issuances of Shares. If at any time or from time to time, in connection with an Equity Incentive Plan, a stock option to acquire Shares is duly exercised or any Shares are otherwise issued (e.g., an award of restricted stock), (i) the General Partner shall, as soon as practicable after such exercise or issuance, make or cause to be made directly or indirectly a Capital Contribution to the Partnership in an amount equal to the exercise price (if any) paid to the General Partner by such exercising party in connection with the exercise of such stock option or recipient in connection with such other issuance of Shares and (ii) notwithstanding the amount of the Capital Contribution (if any) actually made upon any such exercise or issuance, the General Partner shall be deemed to have contributed directly or indirectly to the Partnership, as a Capital Contribution, in consideration of an additional Limited Partnership Interest (expressed in and as additional Partnership Units), an amount equal to the Value of a Share as of the date of exercise or issuance multiplied by the number of Shares then being issued in connection with the exercise of such stock option or otherwise. For purposes of this Section 4.4.B, in determining the Value of a Share, only the trading date immediately preceding the exercise of the relevant stock option or other issuance of Shares under the Equity Incentive Plan shall be considered.

C. Issuance of LTIP Units. The General Partner may from time to time issue LTIP Units to Persons who provide services to or for the benefit of the Partnership or its Subsidiaries, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the provisions of this Section 4.4, LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, Holders of LTIP Units shall be treated as holders of Common Units and LTIP Units shall be treated as Common Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:

(i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each Holder of a LTIP Unit setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii) The Holders of LTIP Units shall, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit, paid to holders of Common Units on such Partnership Record Date established by the General Partner with respect to such distribution. So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units. Subject to the terms of any Award Agreement, a Holder of a LTIP Unit shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article XI of this Agreement.

D. Special Provisions Applicable to LTIP Units.

(i) Priority. Subject to the provisions of this Section 4.4.D and Section 4.4.E, the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions. Immediately prior to any liquidation, dissolution or winding up of the Partnership, the General Partner shall exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the liquidation, dissolution or winding up, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the liquidation, dissolution or winding up (in which case the Conversion Date shall be the effective date of the liquidation, dissolution or winding up). As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.

(ii) Award Agreements; Vesting. LTIP Units may, in the sole discretion of the General Partner, be issued subject to such vesting, forfeiture and additional restrictions on transfer as are set forth in an award agreement entered into between the recipient and the General Partner and/or the Partnership (an “Award Agreement”). The terms of any Award Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Award Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of an Award Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

(iii) Forfeiture. Unless otherwise specified in the Award Agreement, upon the occurrence of any event specified in an Award Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Award Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Award Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the Holder of the LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the Target Balance (as determined and defined in Section 6.5.J), calculated with respect to such Holder’s remaining LTIP Units, if any.

(iv) Redemption. The redemption right provided to Limited Partners under Section 8.7 shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in Section 4.4.E below.

(v) Voting. LTIP Units shall not have any voting rights until such time as they are converted into Common Units as provided herein.

(vi) Characterization as Profits Interests. Any LTIP Units to be issued under this Agreement are intended to qualify as “profits interests” under IRS Revenue Procedures 93-27 and 2001-43, and the sections of this Agreement relating to such interests shall be interpreted and applied consistently therewith. In this regard, (x) any such LTIP Units so issued shall have a Capital Account as of their issue date equal to $0 and (y) to the extent any portion of a distribution otherwise payable to a holder of LTIP Units would cause such holder to have a deficit balance in its Adjusted Capital Account after taking into account all allocations of income, gain, loss and deduction expected to be made to such holder for the year in or for which the distribution is made, such portion of the distribution shall not be paid to such holder until such time, if any, that the payment of such portion of the distribution would not have the result described in this clause (y).

E. Conversion of LTIP Units.

(i) Subject to Section 4.4.E(ii), a Holder of LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units; provided, however, that a holder may not exercise the Conversion Right for less than 100 Vested LTIP Units or, if such holder holds less than 100 Vested LTIP Units, all of the Vested LTIP Units held by such holder. A Holder of LTIP Units shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when a Holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Holder of LTIP Units may give the Partnership a Conversion Notice (as defined in Section 4.4.E(ii) below) conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by such Holder of LTIP Units, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 4.4.E.

(ii) A holder of Vested LTIP Units may convert such Units into an equal number of fully paid and nonassessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.4.D. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the portion of the Economic Capital Account Balance of such Limited Partner which is attributable to all the LTIP Units owned by such Limited Partner, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, a Holder of LTIP Units shall deliver a notice (a “Conversion Notice”) to the Partnership (with a copy to the General Partner) which specifies the number of Vested LTIP Units to be converted and a conversion date (the “Conversion Date”) that is not less than 10 days, or more than 60 days, after the date of delivery of such Conversion Notice. Each Holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.4.E(ii) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.7.A of this Agreement relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Holder of LTIP Units in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.7.B of this Agreement by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall reasonably cooperate with a Holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

(iii) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a Holder of LTIP Units to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.4.D; provided, however, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such Holder of LTIP Units pursuant to Section 4.4.E(ii) (e.g., due to the application of the Capital Account Limitation). In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) to the applicable Holder of LTIP Units not less than ten nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice.

(iv) A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The permitted Assignee of any Limited Partner pursuant to Article XI hereof and any applicable Award Agreement may exercise the rights of such Limited Partner pursuant to this Section 4.4.E and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(v) For purposes of making future allocations under Section 6.1 and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her remaining LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(vi) If the Partnership, the General Partner or the Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (any of the foregoing being referred to herein as a “Transaction”), then, immediately prior to the Transaction, (x) in the event of a merger, consolidation, exchange or other similar transaction resulting in a change of control of the Partnership, all Unvested LTIP Units shall immediately vest and (y) the General Partner shall exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction).

In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Transaction, in consideration for the Common Units into which his or her LTIP Units will be converted, the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be, or an affiliate of such Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford the Holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Transaction. If a Holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of a Common Unit would receive if such Holder of a Common Unit failed to make such an election.

(vii) Conversions under this Section 4.4.E shall not be treated as a Transfer (and, thus, shall not be subject to the restrictions on Transfers).

(viii) Effective as of the Effective Date, the Partnership is issuing 28,000 LTIP Units to certain members of the board of directors of the General Partner. The Partner Registry attached hereto as Exhibit A reflects the effect of these issuances. For the avoidance of doubt, these LTIP Units will not be subject to Section 4.6.K.

Section 4.5 Dividend Reinvestment Plan or Cash Option Purchase Plan.

Except as may otherwise be provided in this Article IV, all amounts received or deemed received by the General Partner in respect of any Qualified DRIP/COPP, either (a) shall be utilized by the General Partner to effect open market purchases of Shares, or (b) if the General Partner elects instead to issue new Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the General Partner a number of Common Units equal to the quotient of (i) the new Shares so issued, divided by (ii) the Conversion Factor then in effect. The Partnership is expressly authorized to issue Common Units as contemplated by this Section 4.5 without any further act, approval or vote of any Partner or any other Persons.

Section 4.6 Transactions Occurring on Effective Date and Mandatory Conversion Date.

A. Carry Crystallization. On the Effective Date, immediately after the consummation of the REIT IPO but prior to the transactions described in the following subsections of this Section 4.6, as an accelerated payment of the Initial Limited Partner’s carried interest, the Partnership shall issue the Initial Limited Partner 1,167,287 Common Units and shall cancel an equal number of Class A Units held by the Predecessor General Partner. The Partner Registry attached hereto as Exhibit A reflects the effect of this issuance, cancellation and allocation.

B. Structuring Fee Equity Issuance. On the Effective Date, immediately after the consummation of the REIT IPO and simultaneously with the consummation of the Merger, the Partnership shall issue 1,700,000 Common Units to InfraREIT Inc. in respect of the structuring fee issuance of 1,700,000 shares of Public REIT Common Stock by InfraREIT Inc. to the Initial Limited Partner or one of its Affiliates which occurred prior to the consummation of the REIT IPO. The Partner Registry attached hereto as Exhibit A reflects the effect of this issuance.

C. Contribution of IPO Proceeds. On the Effective Date, immediately after the consummation of the REIT IPO and simultaneously with the consummation of the Merger, InfraREIT Inc. shall contribute $323,265,000 to the Partnership and, in exchange therefor, the Partnership shall issue to InfraREIT Inc. 15,000,000 Common Units and InfraREIT, Inc. shall be admitted into the Partnership as a General Partner. The Partner Registry attached hereto as Exhibit A reflects the effect of this contribution and issuance.

D. Conversion/Redemption. On the Effective Date, immediately after the consummation of the REIT IPO and simultaneously with the consummation of the Merger, the

Initial Limited Partner shall (pursuant to Section 8.7) exchange 1,551,878 Class A Units for 1,551,878 shares of Public REIT Common Stock, and such Class A Units shall be automatically converted into Common Units. The Partner Registry attached hereto as Exhibit A reflects the effect of this exchange.

E. Merger. As a result of the Merger, on the Effective Date, InfraREIT Inc. shall acquire all of the Class A Units and Class C Units formerly held by the Predecessor General Partner pursuant to the Merger and Transaction Agreement. Upon the consummation of the Merger, 8,000,000 Class A Units will automatically be converted into Common Units. The Partner Registry attached hereto as Exhibit A reflects the effect of the Merger.

F. Acquisition of Common Units by MC Transmission. Effective immediately after the Merger and pursuant to the Unit Subscription Agreement, dated January 29, 2015, between MC Transmission and the Partnership, MC Transmission shall contribute to the Partnership the ES Note, and the Partnership shall issue to MC Transmission 3,325,874 Common Units (the “MC Common Units”). Upon such issuance of MC Common Units to MC Transmission, MC Transmission shall automatically be admitted to the Partnership as a Limited Partner. The Partner Registry attached hereto as Exhibit A reflects this contribution and admission.

G. Redemption of Class A Units Held by InfraREIT Inc. Effective immediately after the Merger and the contribution of the ES Note specified in Section 4.6.F, and consistent with Section 7.5.B of the Amended and Restated Agreement, InfraREIT Inc. shall transfer to the Partnership for redemption 6,242,999 Class A Units and, in exchange therefor, the Partnership shall transfer to InfraREIT Inc. the ES Note, which shall then be cancelled by InfraREIT Inc.

H. Reserved.

I. Class A Unit Mandatory Conversion.

(i) This Section 4.6.I. sets forth the manner in which any outstanding Class A Units held by InfraREIT Inc. will automatically convert to Common Units on the Mandatory Conversion Date, among other matters.

(ii) As of the Mandatory Conversion Date, the General Partner shall calculate the dollar amount that InfraREIT Inc. and the Initial Limited Partner would have been entitled to receive if an amount equal to the sum of the Cash Merger Amount, the Overallotment Amount and the 30-Day Class A Value were allocated as follows:

(a) First, to InfraREIT Inc. until the sum of prior distributions to the Predecessor General Partner in respect of its Class A Units under Article V of the

Amended and Restated Agreement, plus any prior distributions to InfraREIT Inc. in respect of its Class A Units pursuant to Section 5.1.C hereof, plus the allocation of the Cash Merger Amount, the Overallotment Amount and the 30-Day Class A Value under this Section 4.6.I.(ii)(a), equals an Implied IRR of 13.5% per annum with respect to the aggregate Capital Contributions made by the Predecessor General Partner to the Partnership in respect of its Class A Units (other than the Class A Units redeemed pursuant to Section 4.6.G); and

(b) Thereafter, (x) 70% to InfraREIT Inc. and (y) 30% to the Initial Limited Partner.

(iii) Following such calculation, if there is a Carry Shortfall, the Partnership will (A) cancel a number of Class A Units held by InfraREIT Inc. equal to the amount of the Carry Shortfall divided by the 30-Day VWAP Price (with such number of Class A Units adjusted up or down by less than 60 Class A Units in order to account for Share Rounding so as to cause the number of Common Units held by InfraREIT Inc. to equal the number of shares of Public REIT Common Stock outstanding immediately after the Mandatory Conversion Date) and (B) issue the Initial Limited Partner an equal number of Common Units.

(iv) After the application of the foregoing provisions of this Section 4.6.I., all remaining outstanding Class A Units held by InfraREIT Inc. shall be automatically converted into an equal number of Common Units.

J. Class C Unit Mandatory Conversion.

(i) This Section 4.6.J. sets forth the manner in which the Class C Units held by InfraREIT Inc. will automatically convert to Common Units on the Mandatory Conversion Date.

(ii) As of the Mandatory Conversion Date, the General Partner shall calculate the dollar amount that InfraREIT Inc. and the Initial Limited Partner would have been entitled to receive if an amount equal to the 30-Day Class C Value were allocated as follows:

(a) First, to InfraREIT Inc. until the sum of prior distributions to the Predecessor General Partner in respect of its Class C Units under Article V of the Amended and Restated Agreement, plus any distributions to InfraREIT Inc. in respect of its Class C Units pursuant to Section 5.1.C hereof, plus the allocation of the 30-Day Class C Value under this Section 4.6.J.(ii)(a), equals an Implied IRR of 13.5% per annum with respect to the aggregate Capital Contributions made by the Predecessor General Partner to the Partnership in respect of its Class C Units; and

(b) Thereafter, (x) 70% to InfraREIT Inc. and (y) 30% to the Initial Limited Partner.

(iii) If an amount is allocable to the Initial Limited Partner pursuant to Section 4.6.J.(ii)(b), the Partnership will (A) cancel a number of Class C Units held by InfraREIT Inc. equal to such amount divided by the 30-Day VWAP Price (with such number of Class C Units adjusted up or down by less than 100 Class C Units in order to account for Share Rounding so as to cause the number of Common Units held by InfraREIT Inc. to equal the number of shares of Public REIT Common Stock outstanding immediately after the Mandatory Conversion Date) and (B) issue the Initial Limited Partner an equal number of Common Units.

(iv) After the application of the foregoing provisions of this Section 4.6.J., all remaining outstanding Class C Units held by InfraREIT Inc. shall be automatically converted into an equal number of Common Units.

K. Automatic LTIP Conversion. On the Mandatory Conversion Date (and immediately after the application of the foregoing subsections of this Section 4.6), each outstanding Independent Director LTIP Unit will automatically convert into one (1) Common Unit.

L. Initial Limited Partner Units. On the Mandatory Conversion Date, all Class B Units will be canceled. Following this cancellation and the transactions described in the foregoing subsections of this Section 4.6, all remaining Class A Units held by the Initial Limited Partner will be automatically converted into an equal number of Common Units.

M. Notice of Issuance. The Conversion Agent is delegated the authority to manage all conversion and other logistical matters associated with the implementation of this Section 4.6.

Section 4.7 Other Contribution Provisions

If any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership.

Section 4.8 No Interest on Capital

No Partner shall be entitled to interest on its Capital Contributions or its Capital Account.

Section 4.9 Separate Agreements

In connection with the issuance of Partnership Units to certain Additional Limited Partners, the Partnership may enter into separate agreements that set forth additional rights and obligations of such Additional Limited Partners and additional terms and conditions of such Additional Limited Partners’ Partnership Interests, subject to Section 7.9.E hereof.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions

A. General. Subject to the rights of any Holder of any Partnership Unit set forth in a Partnership Unit Designation, the General Partner shall distribute Cash From Operations generated by the Partnership to the Partners who are Partners on the Partnership Record Date with respect to the applicable period as provided in Sections 5.1.B and 5.1.C. Notwithstanding anything to the contrary contained herein, in no event may a Partner receive a distribution of Cash From Operations with respect to a Partnership Unit for an applicable period if such Partner is entitled to receive a distribution with respect to a Share for which such Partnership Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein or in an agreement from and after the time a new class or series of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to distribute Cash From Operations to the General Partner in an amount sufficient to enable the General Partner to make distributions to its Stockholders that will enable the General Partner to (1) satisfy the requirements for qualification as a REIT under the REIT Rules and (2) avoid any U.S. federal income or excise tax liability.

B. Method. Except as provided in Section 5.1.C,

(i) Each Holder of a class of Partnership Units that, as a class, is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Partnership Units (and, within such class, pro rata in proportion to the respective Percentage Interests in such class on such Partnership Record Date); and

(ii) To the extent there is Cash From Operations remaining after payment of any preference in distribution in accordance with the foregoing clause (i), with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests in such class on such Partnership Record Date).

C. Notwithstanding Section 5.1.B, the day that is one day before the Effective Date shall be considered to be a Partnership Record Date (the “Final Pre-IPO Record Date”) and, on the Effective Date, the General Partner shall distribute Cash From Operations for the period ending on the Final Pre-IPO Record Date among the Partners owning Class A Units, Class B Units and Class C Units on the Final Pre-IPO Record Date in accordance with Section 5.1.C of the Amended and Restated Agreement. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion, to cause the amount of such distribution to be in an amount at least equal to the Partnership’s net taxable income and gain generated through the portion of the Fiscal Year ending on the Effective Date.

Section 5.2 Distributions in-Kind

No right is given to any Partner to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind of Partnership assets to the Holders of Partnership Units, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V, VI and X.

Section 5.3 Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.4 Distributions Upon Liquidation

Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.

Section 5.5 Revisions to Reflect Issuance of Partnership Interests

If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall make such revisions to this Article V and the Partner Registry as it deems necessary to reflect the issuance of such additional Partnership Interests without the requirements for any other consents or approvals.

Section 5.6 No Distributions Prior to Mandatory Conversion Date. Prior to the Mandatory Conversion Date, the General Partner will not authorize any distribution of Cash From Operations or set a Partnership Record Date for any purpose, without the express written approval of the Chief Executive Officer of Hunt (or its successor Entity).

Section 5.7 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Partner on account of its Partnership Interest if such distribution would violate the LP Act or other Applicable Law.

ARTICLE VI

ALLOCATIONS

Section 6.1 Allocations For Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction

(computed in accordance with Section 6.2), shall, except as provided in Section 6.5, be allocated among the Partners (and determined separately for each class of Partnership Interest held by each Partner) in each Fiscal Year (or portion thereof) as provided in this Section 6.1 below.

A. Net Income. After giving effect to the special allocations set forth in Section 6.5, and subject to Section 6.1.C, Net Income for each Fiscal Year (or portion thereof) shall be allocated as follows:

(i) first, to the General Partner until the cumulative Net Income allocated to the General Partner pursuant to this clause (i) equals the cumulative Net Losses previously allocated to the General Partner pursuant to Section 6.1.B(iv);

(ii) second, to the Holders of any Partnership Units that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (ii) equals the cumulative Net Losses allocated to such Partners under Section 6.1.B(iii);

(iii) third, to the Holders of any Partnership Units that are entitled to any preference in distribution (other than a preferred return of capital) in accordance with the rights of any such class of Partnership Interests until each such Partnership Unit has been allocated, on a cumulative basis pursuant to this clause (iii), Net Income equal to the amount of any such preference in distribution (other than a preferred return of capital) of such class of Partnership Units (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); and

(iv) thereafter with respect to Partnership Units that are not entitled to any preference in the allocation of Net Income, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

B. Net Losses. After giving effect to the special allocations set forth in Section 6.5, and subject to Section 6.1.C, Net Losses for each Fiscal Year (or portion thereof) shall be allocated as follows:

(i) first, to the Holders of Partnership Units, in proportion to and to the extent of the excess of (i) the cumulative Net Income previously allocated to such holders pursuant to Section 6.1.A(iv), over (ii) the sum of (A) the aggregate distributions with respect to such Partnership Units pursuant to clause (ii) of Section 5.1.B, and (B) the cumulative allocations of Net Losses to such holders pursuant to this Section 6.1.B(i) for all prior taxable years;

(ii) second, with respect to classes of Partnership Units that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, that Net Losses shall not be allocated to any

Partner pursuant to this Section 6.1.B(ii) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in the case of a Partner who also holds classes of Partnership Units that are entitled to any preferences in distribution upon liquidation, by subtracting from such Partners’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such Fiscal Year (or portion thereof));

(iii) third, with respect to classes of Partnership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made; provided, that Net Losses shall not be allocated to any Partner pursuant to this Section 6.1.B(iii) to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year (or portion thereof); and

(iv) thereafter, to the General Partner.

C. Special Allocations Upon Liquidation. Notwithstanding Sections 6.1.A and 6.1.B, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article XIII hereof, any Net Income or Net Losses realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such Fiscal Year or other relevant period (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding Fiscal Year or period) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A(v) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article V hereof. In addition, if there is an adjustment to the Carrying Value of the assets of the Partnership pursuant to Section 6.2.D, allocations of Net Income or Net Losses arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

D. Allocation of Nonrecourse Debt. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the General Partner by taking into account the facts and circumstances relating to each Partner’s respective interest in the profits of the Partnership. For this purpose, the General Partner will have discretion in any Fiscal Year or other relevant period to allocate such excess Nonrecourse Liabilities among the Partners in any manner permitted under Section 752 of the Code and the Regulations thereunder.

Section 6.2 Capital Accounts of the Partners

A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 6.2.B hereof and allocated to such Partner pursuant to Sections 6.1 and 6.5, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 6.2.B hereof and allocated to such Partner pursuant to Sections 6.1 and 6.5.

B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(i), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

(ii) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other relevant period.

(v) In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 6.2.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(vi) Any items specially allocated under Section 6.5 of this Agreement shall not be taken into account.

C. A transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

D.

(i) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 6.2.D(ii), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 6.2.D(ii) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Sections 6.1 and 6.5.

(ii) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution or as consideration for the performance of services for or on behalf of the General Partner, the Partnership or any Subsidiary; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(a) In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in-kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(b) In determining Unrealized Gain or Unrealized Loss for purposes of this Section 6.2, the aggregate Cash Amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

(c) Notwithstanding anything herein to the contrary, (x) the transactions that occur in connection with the REIT IPO (including any contribution of proceeds received by InfraREIT Inc. in the REIT IPO to the Partnership for Common Units, the transactions described in subsections B-G of Section 4.6 which occur on the Effective Date and the transactions described in

Sections 4.6.I, 4.6.J, 4.6.K and 4.6.L that occur on the Mandatory Conversion Date) shall be treated as transactions described in Section 6.2.D(ii) that trigger the adjustments described in Section 6.2.D(i) and (y) Unrealized Gain and Unrealized Loss resulting from such adjustments shall be allocated among the Partners in such a manner so as to cause the Capital Account balances of each of the Members (determined immediately after the Mandatory Conversion Date) to be in the same ratios to one another as the number of Common Units owned by each of the Members (determined immediately after the Mandatory Conversion Date) is to one another.

E. The provisions of this Agreement (including this Section 6.2) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

Section 6.3 No Withdrawal

No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VII and XIII of this Agreement.

Section 6.4 Revisions to Allocations to Reflect Issuance of Partnership Interests

If the Partnership issues Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article VI and the Partner Registry as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

Section 6.5 Special Allocation Rules

Notwithstanding any other provision of this Agreement, the following special allocations shall be made in the following order:

A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 or any other provisions of this Section 6.5, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year or other relevant period, each Partner shall be specially allocated items of Partnership income and gain for such year or period (and, if necessary, subsequent years or periods) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 6.5.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 6.5.A only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Fiscal Year or period and without regard to any decrease in Partner Nonrecourse Debt Minimum Gain during such Fiscal Year or period.

B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Section 6.5 (except Section 6.5.A hereof), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year or other relevant period, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year or period (and, if necessary, subsequent years and periods) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 6.5.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 6.5.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 or Section 6.5 with respect to such Fiscal Year or period, other than allocations pursuant to Section 6.5.A hereof.

C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 6.5.A and 6.5.B hereof with respect to such Fiscal Year or other relevant period, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Fiscal Year or period) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 6.5.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

D. Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Fiscal Year or other relevant period (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year or period), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Fiscal Year or period) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E. Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other relevant period shall be allocated to the Partners in accordance with the number of Partnership Units owned by each such Partner. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Fiscal Year or period to the numerically closest ratio which would satisfy such requirements.

F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other relevant period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H. Curative Allocations. The allocations set forth in paragraphs A.-G. of this Section 6.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the General Partner is authorized to make offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 6.1 and Section 6.5.J.

I. Special Allocation For Portion of Year Prior to Effective Date. Notwithstanding the provisions of Section 6.1 above, the Partnership’s Net Income and Net Losses generated through the portion of the Fiscal Year ending on the Final Pre-IPO Record Date, and (to the extent not included in such Net Income and Net Losses) any Unrealized Gain and Unrealized Loss resulting from the adjustments set forth in Section 6.2.D(ii)(c), shall be allocated among the Partners in such a manner so as to cause each Partner’s Capital Account balance to equal the product of the Common Unit Economic Balance (as defined in Section 6.5.J(ii)) and the number of Common Units owned (including those received on the Mandatory Conversion Date pursuant to Section 4.6) by each such Partner.

J. Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.1 above, (a) Liquidating Gains shall first be allocated to the Holders of LTIP Units until the portion of the Economic Capital Account Balance of each such Holder of LTIP Units that is attributable to all the LTIP Units owned by such Holder of LTIP Units is equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of the LTIP Units owned by such Holder of LTIP Units (the “Target Balance”) and (b) prior to the time the result in (a) is achieved, the amount of Net Income other than Liquidating Gains which is allocated under Section 6.1 to a Holder of LTIP Units in respect of each LTIP Unit for any Fiscal Year or other relevant period shall not exceed the amount of distributions made in respect of such LTIP Unit for such Fiscal Year or other period. For purposes of this Agreement:

(i) “Book-Up Target” for a LTIP Unit means (i) initially, the Common Unit Economic Balance as determined on the date such LTIP Unit was granted, plus or minus, as the case may be, (ii) the remaining amount, if any, required to be allocated to such LTIP Unit for the Economic Capital Account Balance of the holder of such LTIP Unit, to the extent attributable to such LTIP Unit, to be equal to the Common Unit Economic Balance.

(ii) “Common Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.5.J (including, without limitation, any expenses of the Partnership reimbursed to the General Partner pursuant to Section 7.4), divided by (ii) the number of the General Partner’s Common Units.

(iii) “Economic Capital Account Balances” of a Holder of LTIP Units shall mean an amount equal to the portion of such Holder’s Capital Account balance which is attributable to all LTIP Units owned by such Holder, plus the amount of his or her allocable share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain attributable to such LTIP Units.

(iv) “Liquidating Gains” means gains realized in connection with the sale or other disposition of all or substantially all of the assets of the Partnership, including but not limited to Unrealized Gain resulting from an adjustment to the Carrying Value of Partnership assets pursuant to Section 6.2.D.

(v) “Liquidating Losses” means losses realized in connection with the sale or other disposition of all or substantially all of the assets of the Partnership, including but not limited to Unrealized Loss resulting from an adjustment to the Carrying Value of Partnership assets pursuant to Section 6.2.D.

Liquidating Gain allocated to a Holder of LTIP Units under this Section 6.5.J will be attributed to specific LTIP Units of such Holder for purposes of determining (i) allocations under this Section 6.5.J, (ii) the effect of the forfeiture or conversion of specific LTIP Units on such Holder’s Capital Account and (iii) the ability of such Holder of LTIP Units or the Partnership to convert specific LTIP Units into Common Units pursuant to Section 4.4.E(ii) and Section 4.4.E(iii). Such Liquidating Gain allocated to such Holder of LTIP Units will generally be attributed in the following order: (i) first, to Vested LTIP Units held for more than two years, (ii) second, to Vested LTIP Units held for two years or less, (iii) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the General Partner, the Partnership or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (iv) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each category, Liquidating Gain will be allocated seriatim (i.e., entirely to the first unit in a set, then entirely to the next unit in the set, and so on, until a full allocation is made to the last unit in the set) in the order of smallest Book-Up Target to largest Book-Up Target. After giving effect to the special allocations set forth above, if, due to distributions with respect to Common Units in which a LTIP Unit does not participate, forfeitures or otherwise, the Economic Capital Account Balance of any present or former Holder of LTIP Units attributable to such Holder’s LTIP Units, exceeds the Target Balance, then Liquidating Losses shall be allocated to such Holder of LTIP Units, or Liquidating Gains shall be allocated to the other Partners, to reduce or eliminate the disparity; provided, however, that if Liquidating Losses or Liquidating Gains are insufficient to completely eliminate all such disparities, such losses or gains shall be allocated among Partners in a manner reasonably determined by the General Partner. In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.5.J, Net Income and Net Losses allocable under Section 6.1 shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated. The parties agree that the intent of this Section 6.5.J is (i) to make allocations of Liquidating Gains and Liquidating Loss so as to cause the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the General Partner’s Common Units (on a per-Common Unit/LTIP Unit basis) and (ii) to allow conversion of a Vested LTIP Unit into a Common Unit when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section 6.5.J so that either its initial Book-Up Target has been reduced to zero or the parity described in the definition of Target Balance has been achieved.

Section 6.6 Allocations for Tax Purposes

A. Except as otherwise provided in this Section 6.6, for U.S. federal and applicable state income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 and Section 6.5 hereof.

B. In an attempt to eliminate any Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for U.S. federal income tax purposes among the Partners as follows:

(i) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 6.6.C); and (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 and Section 6.5 hereof.

(ii) (a) In the case of an Adjusted Property, such items shall (A) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 6.1, Section 6.2.D and Section 6.5.J; (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.6.B(i); and (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 and Section 6.5 hereof.

(iii) all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 and Section 6.6 hereof.

C. The Partnership shall use the “traditional” method as set forth in Regulations Section 1.704-3(b), without curative or remedial allocations, to eliminate the disparities between the Carrying Value and adjusted basis of Contributed Property contributed prior to the Effective Date hereof. With respect to all other Contributed Property, to the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall, subject to the following, have the authority to elect the method to be used by the Partners and such election shall be binding on all Partners; provided, that, to the extent that the General Partner has agreed to use a particular method with respect to a Contributed Property, the General Partner shall be bound by such agreement pursuant to the terms thereof.

D. Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent reasonably practicable after taking into account other required allocations of gain pursuant to Sections 6.5 and 6.6, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management

A. Powers of General Partner. Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under Applicable Law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.11 and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including:

(i) engaging in such investment activities as the General Partner may determine, including purchasing, developing, constructing or otherwise acquiring, directly or indirectly, Qualified Energy Projects and Entities ancillary thereto, and leasing such assets pursuant to System Leases;

(ii) the making of any expenditures, the lending or borrowing of money (including making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as are required under Section 5.1.A or will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its Stockholders sufficient to permit the General Partner to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership;

(iii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iv) the acquisition, development, construction, leasing (including through System Leases), disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the Investments and other assets of the Partnership or its Subsidiaries (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another Entity on such terms as the General Partner deems proper;

(v) the use of the Investments, the System Leases and other assets of the Partnership or any of its Subsidiaries (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including the General Partner, its Subsidiaries and the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

(vi) the repair, alteration, demolition or improvement of the Investments or any other real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(vii) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(viii) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment;

(ix) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(x) the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

(xi) the collection and receipt of revenues and income of the Partnership;

(xii) the selection, designation of powers, authority and duties and the dismissal of employees of the Partnership (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

(xiii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(xiv) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided, that as long as the General Partner has determined to qualify, or to continue to qualify, as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

(xv) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, Debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by Applicable Law;

(xvi) the determination of the fair market value of any Partnership property distributed in-kind, using such reasonable method of valuation as the General Partner may adopt;

(xvii) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

(xviii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

(xix) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

(xx) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure Debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(xxi) the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.7;

(xxii) the determination regarding whether a payment to a Limited Partner who exercises its Redemption Right under Section 8.7 that is assumed by the General Partner will be paid in the form of the Cash Amount or the Shares Amount, except as such determination may be limited by Section 8.7;

(xxiii) the maintenance of the Partner Registry to reflect accurately at all times the Capital Contributions and the number and class of Partnership Units held by the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise;

(xxiv) the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership’s business;

(xxv) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(xxvi) the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV;

(xxvii) an election to dissolve the Partnership pursuant to Section 13.1;

(xxviii) the taking of any action necessary or appropriate to enable the General Partner to qualify as a REIT (so long as the General Partner desires to maintain its qualification as a REIT); and

(xxix) the taking of any action necessary or appropriate to prevent the Partnership or the General Partner from being subject to regulation under the Investment Company Act.

B. Authorized Persons. It is understood and agreed that each officer of the General Partner may act for and in the name of the General Partner, as the case may be, under this Agreement. In dealing with the General Partner acting for or on behalf of the Partnership, no Person shall be required to inquire into, and Persons dealing with the Partnership are entitled to rely conclusively on, the right, power and authority of the General Partner, as the case may be, to bind the Partnership.

C. No Approval by Limited Partners. Except as provided in Section 7.11 or as may otherwise be provided in another agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, each of the Limited Partners agrees that the General Partner is authorized to (i) execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership and (ii) execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the LP Act on behalf of the Partnership, in each case without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of this Agreement, the LP Act or any Applicable Laws to the full extent permitted under the LP Act or other Applicable Laws, and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (a) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (b) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the LP Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (c) the authority of such officer with respect thereto. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

D. Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Covered Persons hereunder, and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

E. Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership under Article XIII.

F. No Obligations to Consider Tax Consequences of Limited Partners. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by any of them. The General Partner and the Partnership shall not have liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith and pursuant to its authority under this Agreement.

Section 7.2 Certificate of Limited Partnership

The General Partner has previously filed the Certificate with the Secretary of State. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.6.A(iv), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

Section 7.3 Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an Entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Persons controlled by the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee of or Person controlled by the General Partner shall be held for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.4 Reimbursement of the General Partner

A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as the general partner of the Partnership.

B. Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership (including expenses related to the operations of the General Partner and to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees). The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other Entities (including the General Partner), such expenses will be allocated to the Partnership and such other Entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C. Partnership Interest Issuance Expenses. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of Partnership Interests, Shares or Debt of the Partnership or the General Partner or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV (including all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

D. Reimbursement not a Distribution. If and to the extent any reimbursement made pursuant to this Section 7.4 is determined for U.S. federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

E. Funding for Certain Capital Transactions. In the event that the General Partner shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or Equity Interests of another Person and such acquisition shall require the payment of cash by the General Partner (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (i) the Partnership shall advance to the General Partner the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the General Partner through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 4.3.C, (ii) the General Partner shall immediately, upon consummation of such acquisition, transfer to the Partnership (or cause to be transferred to the Partnership), in full and complete satisfaction of such advance and as required by Section 4.3, the assets or Equity Interests of such Person acquired by the General Partner in such acquisition, and (iii) pursuant to and in accordance with Section 4.2 and Section 4.3.C, the Partnership shall issue to the General Partner Partnership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or debt securities, as the case may be, issued by the General Partner in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting the foregoing, in the event that the General Partner engages in a transaction in which (x) the General Partner (or a wholly owned direct or indirect Subsidiary of the General Partner) merges with another Entity (referred to as the “Parent Entity”) that is organized in the “UPREIT format” (i.e., where the Parent Entity holds all or substantially all of its assets and conducts all or substantially all of its operations through a partnership, limited liability company or other Entity (referred to as an “Operating Entity”)) and the General Partner survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Partnership in exchange in whole or in part for Partnership Interests, and (z) the General Partner is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Partnership shall distribute to the General Partner with respect to its existing Partnership Interest an amount of cash sufficient to complete such transaction and the General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole number) held by the General Partner equal to the product attained by multiplying the number of additional Shares of the General Partner that the General Partner would have issued to the Parent Entity or the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

Section 7.5 Outside Activities of the General Partner

The General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests as General Partner, (b) the management of the business of the Partnership, (c) if the General Partner becomes a reporting company with a class (or classes) of securities registered under the Exchange Act, the operation of the General Partner as such, (d) financing or refinancing of any type related to the Partnership or its assets or activities, (e) any of the foregoing activities as they relate to a Subsidiary of the Partnership and (f) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Debt of the Partnership for which it would otherwise be liable in its capacity as General Partner.

Section 7.6 Transactions With Partners and Affiliates

A. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement, the Partnership shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any Partner or any Affiliate of the Partnership that is not also a Subsidiary of the Partnership, except pursuant to transactions that are on terms that are fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

B. Permitted Transactions.

(i) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements, including the Development Agreement, with any Partner or any of its Affiliates on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

(ii) The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(iii) The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and Applicable Law as the General Partner, in its sole and absolute discretion, believes to be advisable.

Section 7.7 Limitation on Liability and Indemnification

A. Limitation of Liability. To the maximum extent permitted under the LP Act in effect from time to time, no Covered Person shall be liable to the Partnership or to any Partner for (i) any act or omission performed or failed to be performed by it, or for any losses, claims, costs, damages or liabilities arising from any such act or omission, provided that such loss, claim, cost, damage or liability did not result from such Covered Person’s gross negligence, willful misconduct or fraud or any act or omission constituting a breach of such Covered Person’s duty of loyalty or good faith and fair dealing, or (ii) any tax liability imposed on the Partnership, provided that such tax liability did not result from such Covered Person’s gross negligence, willful misconduct or fraud, or (iii) any losses due to the negligence (gross or ordinary), dishonesty or bad faith of any agents of the Partnership that are not Covered Persons or Affiliates of any Covered Person, as long as such Persons are selected with reasonable care. Without limiting the generality of the foregoing, each such Person shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the General Partner or the Partnership and upon information, opinions, reports or statements presented to such Person by the General Partner or by any other Person as to matters such Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the General Partner or the Partnership. Any repeal or modification of this Section 7.7.A shall not adversely affect any right or protection of a Person existing at the time of such repeal or modification.

B. Indemnification. To the maximum extent permitted under the LP Act in effect from time to time, the Partnership shall indemnify each Covered Person against any losses, claims, costs, damages or liabilities to which such Covered Person may become subject in connection with the business or affairs of the Partnership or one of its direct or indirect Subsidiaries or serving at the Partnership’s or one of the Partnership’s direct or indirect Subsidiary’s request as a director, trustee, officer, partner, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, provided that such loss, claim, cost, damage or liability did not result from such Covered Person’s gross negligence, willful misconduct or fraud or any act or omission constituting a breach of such Covered Person’s duty of loyalty or good faith and fair dealing. If for any reason (other than such Covered Person’s gross negligence, willful misconduct or fraud or any act or omission constituting a breach of such Covered Person’s duty of loyalty or good faith and fair dealing), the foregoing indemnification is unavailable to such Covered Person, or is insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable to the Covered Person as a result of such loss, claim, cost, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Partnership on the one hand and such Covered Person on the other hand but also the relative fault of the Partnership and such Covered Person, as well as any relevant equitable considerations. The General Partner shall use reasonable efforts to cause a Covered Person to repay amounts paid by the Partnership for indemnification of such Covered Person pursuant to this Section 7.7.B if and to the extent such Covered Person recovers such amounts from insurance recoveries or other source of payment.

C. Advancement of Expenses. Reasonable expenses expected to be incurred by a Covered Person shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against a Covered Person upon receipt by the Partnership of (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

D. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Covered Person is indemnified.

E. Insurance. The Partnership shall purchase and maintain insurance on behalf of the Covered Persons and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

F. No Personal Liability for Partners. Notwithstanding anything in this Agreement to the contrary (including in this Section 7.7), any indemnification or other obligation of the Partnership relating to the matters covered in this Section 7.7 shall be provided out of and to the extent of Partnership assets only and no Partner (unless such Partner otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions (other than as required in any other agreement between the Partnership and a Partner) to help satisfy such indemnity of the Partnership. In no event may a Covered Person subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. Interested Transactions. A Covered Person shall not be denied indemnification in whole or in part under this Section 7.7 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. Benefit. The provisions of this Section 7.7 are for the benefit of the Covered Persons, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership’s liability to any Covered Person under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. Indemnification Payments Not Distributions. If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

J. Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the General Partner is obligated to indemnify the Partnership under any other agreement between the General Partner and the Partnership.

Section 7.8 Liability of the General Partner

A. No Obligation to Consider Separate Interests of Limited Partners. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

B. Actions of Agents. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

C. Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Other Matters Concerning the General Partner

A. Reliance on Documents. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. Reliance on Advisors. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. Action Through Agents. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D. Actions to Maintain REIT Status or Avoid Taxation of the General Partner. Notwithstanding any other provisions of this Agreement or non-mandatory provision of the LP Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to qualify as a REIT or (ii) to allow the General Partner to avoid incurring any liability for taxes under Section 856, Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

E. Regulatory Matters.

(i) Each Limited Partner acknowledges that the assets of the Partnership are not intended to constitute plan assets of such Limited Partner for purposes of any applicable non-U.S., state or local law governing the investment and management of the assets of that Limited Partner, and that, as a result, none of the Partnership, the General Partner or any of their Affiliates intends to be acting as a fiduciary within the meaning of any applicable non-U.S., state or local law relating to governmental plans or foreign plans with respect to such Limited Partner or the Partnership assets; provided, however, that this provision is not intended to negate the fiduciary duties imposed upon a general partner under the LP Act.

(ii) In the event that the General Partner believes (a) that the investment in the Partnership by a Limited Partner which is a governmental plan, foreign plan or other regulated Entity (other than a Benefit Plan Investor) (each, a “Regulated Investor”) may result in (1) any violation of any law applicable to such Regulated

Investor, (2) the treatment of the assets of the Partnership as assets of such Regulated Investor or (3) the treatment of the Partnership or the General Partner as a fiduciary under any law applicable to such Regulated Investor, and (b) if, in the reasonable judgment of the General Partner, any of the foregoing conditions results in or may result in any adverse consequences to the Partnership, the General Partner, the directors or officers of the General Partner (both of (a) and (b), a “Regulatory Issue”), then the General Partner, in its sole discretion, (x) may require that such Regulated Investor provide an opinion of counsel (such opinion and counsel reasonably acceptable to the General Partner) that no Regulatory Issue exists, or (y) in the event such an opinion is not delivered within a reasonable time after being requested, may take any of the following actions in its sole discretion and considering the best interests of the Partnership: (A) in accordance with the provisions of Section 14.1 amend this Agreement to avoid any material consequences, (B) cause the Partnership to redeem such Regulated Investor’s interest in the Partnership, in whole or in part in a manner consistent with the procedures of Section 7.9.E(iii) and (iv), (C) require such Regulated Investor to sell its interest in the Partnership, in whole or in part, to one or more other Partners at the Redemption Value, or (D) cause a dissolution of the Partnership and wind up its affairs in accordance with Article XIII. The reasonable expense of obtaining an opinion described in the preceding sentence shall be shared equally by the Partnership and such Regulated Investor.

(iii) Effective upon the date specified by the General Partner in the notice sent to a Limited Partner, notifying such Limited Partner of the General Partner’s determination to completely or partially redeem such Limited Partner’s interest in the Partnership pursuant to Section 7.9.E(ii) (the “Redemption Effective Date”), such Limited Partner (the “Redeemed Limited Partner”) shall cease to be a Partner of the Partnership with respect to the withdrawn portion of its interest (the “Redeemed Interest”) only and, in addition to its right to receive payment for the Redeemed Interest as provided in Section 7.9.E(iv), shall continue to be entitled, with respect to its remaining interest only, if any, to the rights of a Partner under this Agreement (including the right to have any allocations made to its Capital Account (as such may be adjusted) pursuant to Article VI, the right to receive distributions pursuant to Article V and upon dissolution of the Partnership pursuant to Article XIII and the right to vote on matters as provided in this Agreement).

(iv) The Redemption Value shall be paid by the Partnership to such Redeemed Limited Partner in cash by paying to such Limited Partner a “pro rata portion” of each distribution payable to the Redeemed Limited Partners until the Redemption Value has been fully paid; provided, that the General Partner shall be under no obligation to sell, finance or refinance any Partnership property or assets or to take any other action to effect such redemption which, in the judgment of the General Partner, may affect adversely the Partnership (taking into account the liquidity needs of the Partnership) or any Partner. For purposes of the preceding sentence, a Redeemed Limited Partner’s “pro rata portion” of a distribution shall be an amount equal to the amount such Redeemed Limited Partner would have received in respect of the Redeemed Interest had such interest not been redeemed.

F. Unacceptable Investor. If the General Partner determines that a Partner is an Unacceptable Investor, the Partnership may withhold such Partner’s distributions and Partnership Units, remove such Partner as a Limited Partner of the Partnership upon terms deemed appropriate by the General Partner in its sole discretion and take such other actions as may be desirable or necessary to comply with Applicable Law.

Section 7.10 Reliance By Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.11 Restrictions On General Partner’s Authority

The General Partner may not (i) take any action in contravention of an express prohibition or limitation of this Agreement, (ii) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the LP Act, or (iii) enter into any contract, mortgage, loan or other agreement that restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its Redemption Right, except in each case with the written Consent of (a) all Partners adversely affected or (b) such lower percentage of the Limited Partnership Interests as may be specifically provided for under a provision of this Agreement or the LP Act.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation Of Liability

No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or another agreement entered into by such Limited Partner relating to the Partnership (including such Limited Partner’s Subscription Agreement) or under the LP Act.

Section 8.2 Management Of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates, or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the LP Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners

Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner (including the Development Agreement), the Partnership or any Affiliate thereof (including any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or any Affiliate thereof, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4 Exclusion of Other Rights.

Except as may otherwise be required by Applicable Law, the Class A Units, Class B Units and Class C Units shall not have any rights or powers, other than those specifically provided in this Agreement, as it may be amended from time to time. The Class A Units, Class B Units and Class C Units shall have no preemptive or subscription rights.

Section 8.5 Return Of Capital

Except pursuant to the right of redemption set forth in Section 8.7 or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Article VI, in any Partnership Unit Designation or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A(ii) and 6.1.B(iii), or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.6 Rights Of Limited Partners Relating to the Partnership

A. General. In addition to other rights provided by this Agreement or by the LP Act, and except as limited by Section 8.6.D, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense:

(i) to obtain a copy of the most recent annual and quarterly reports filed with the Commission by either the General Partner or the Partnership pursuant to the Exchange Act;

(ii) to obtain a copy of the Partnership’s U.S. federal, state and local income tax returns for each Fiscal Year;

(iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(v) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B. Notice of Conversion Factor. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor and any changes that have been made thereto.

C. Confidentiality. Notwithstanding any other provision of this Section 8.6, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by Applicable Law or by agreements with unaffiliated third parties to keep confidential.

Section 8.7 Redemption Right

A. General.

(i) Subject to Section 8.7.C, on or after the date that is (1) with respect to Partnership Units issued prior to or as of the REIT IPO (other than the MC Common Units), a twelve (12) month period ending on the day before the first (1st) anniversary of the Effective Date, (2) with respect to Partnership Units (other than the MC Common Units) issued after the completion of the REIT IPO, a twelve (12) month period ending on the day before the first (1st) anniversary of the issuance of such Partnership Units and (3) with respect to the MC Common Units, the six (6) month anniversary of the issuance of the MC Common Units on the Effective Date, each Limited Partner shall have the right (the “Redemption Right”) to require the Partnership to redeem all or a portion of the Partnership Units held by such Limited Partner, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the “Redeeming Partner”).

(ii) The Redeeming Partner shall have no right with respect to any Partnership Units so redeemed to receive any distributions paid after the Specified Redemption Date with respect to such Partnership Units.

(iii) The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.7, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

B. General Partner Assumption of Right.

(i) If a Limited Partner has delivered a Notice of Redemption, the General Partner may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the Shares Amount, as the General Partner determines in its sole and absolute discretion, on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. Unless the General Partner, in its sole and absolute discretion, shall exercise its right to assume directly and satisfy the Redemption Right, the General Partner shall not have any obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. If the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the first sentence of this Section 8.7.B and shall fully perform its obligations in connection therewith, the Partnership shall have no right or obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner shall, for U.S. federal income tax purposes, treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner’s Partnership Units to the General Partner. Nothing contained in this Section 8.7.B shall imply any right of the General Partner to require any Limited Partner to exercise the Redemption Right afforded to such Limited Partner pursuant to Section 8.7.A.

(ii) If the General Partner determines to pay the Redeeming Partner the Redemption Amount in the form of Shares, the total number of Shares to be paid to the Redeeming Partner in exchange for the Redeeming Partner’s Partnership Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, the Redeeming Partner shall be paid (a) that number of Shares which equals the nearest whole number less than such amount plus (b) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to the Redeeming Partner. The Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter or the Bylaws, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Shares entered into by the Redeeming Partner. Notwithstanding any delay in such delivery (but subject to Section 8.7.C(i)), the Redeeming Partner shall be deemed the owner of such Shares for all purposes, including rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the Shares for which the Partnership Units might be exchanged shall also bear such restrictive legends that the General Partner determines are appropriate to mark transfer, ownership or other restrictions and limitations applicable to the Shares.

(iii) Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right.

C. Exceptions to Exercise of Redemption Right.

(i) Notwithstanding the provisions of this Section 8.7 or any other provision of this Agreement, a Limited Partner (a) shall not be entitled to effect a Redemption for cash or an exchange for Shares to the extent the ownership or right to acquire Shares pursuant to such exchange by such Limited Partner on the Specified Redemption Date could cause such Limited Partner or any other Person to violate the restrictions on ownership and transfer of Shares set forth in the Charter of the General Partner and (b) shall have no rights under this Agreement to acquire Shares which would otherwise be prohibited under the Charter. To the extent any attempted exercise of the Redemption Right or exchange for Shares would be in violation of this Section 8.7.C(i), it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such exercise of such Redemption Right or the Shares otherwise issuable upon such exchange. Notwithstanding the foregoing, the General Partner shall, and shall cause the Partnership to, take reasonable steps to cooperate with any Limited Partner who exercises the Redemption Right to structure any such Redemption that would otherwise violate the restrictions on ownership and transfer of Shares set forth in the Charter of the General Partner in a manner that will permit the Redemption without violating such restrictions. Such steps may include (x) satisfying the Redemption of any Partnership Units with respect to which the issuance of Shares would result in the violation of the restrictions on ownership through the payment of the Cash Amount, (y) the General Partner selling in a registered or private offering Shares and causing the Redemption of Partnership Units with the proceeds from such sales, or (z) otherwise structuring any sales by holders of Shares in a registered offering in manner that would not result in a Limited Partner violating the ownership restrictions set forth in the Charter of the General Partner.

(ii) Notwithstanding the provisions of Sections 8.7.A and 8.7.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.7.A if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date would be prohibited under applicable U.S. federal or state securities laws or regulations (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).

D. Notwithstanding anything herein to the contrary (but subject to Section 8.7.C), with respect to any exercise of the Redemption Right or exchange for Shares pursuant to this Section 8.7: (i) all Partnership Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partnership Interests comprised of the same number and class of Partnership Units; (ii) without the consent of the General Partner, each Limited Partner may exercise the Redemption Right only one time in each fiscal quarter; (iii) without the consent of the General Partner, each Limited Partner may not exercise its Redemption Right for less than one thousand (1,000) Partnership Units or, if the Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Limited Partner; (iv) without the consent of the General Partner, each Limited Partner may not exercise its Redemption Right during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its Stockholders of some or all of its portion of such distribution; (v) the consummation of any exercise of the Redemption Right or exchange for Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (vi) each Redeeming Partner shall continue to own all Partnership Units subject to any Redemption or exchange for Shares, and be treated as a Limited Partner with respect to such Partnership Units for all purposes of this Agreement, until such Partnership Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Redeeming Partner shall have no rights as a Stockholder with respect to such Redeeming Partner’s Partnership Units.

E. No Liens on Partnership Units Delivered for Redemption. Each Limited Partner covenants to the Partnership and the General Partner that all Partnership Units delivered for redemption shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Partnership Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Partnership Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

F. Additional Partnership Interests. If the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV, the General Partner shall make such revisions to this Section 8.7 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).

ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.6. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP.

Section 9.2 Reports

A. Annual Reports. As soon as practicable, but in no event later than five (5) Business Days after the date on which the General Partner mails its annual report to its Stockholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Fiscal Year, containing consolidated financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the Partnership, for such Fiscal Year, presented in accordance with GAAP, such statements to be audited by a nationally recognized firm of independent registered public accountants selected by the General Partner.

B. Quarterly Reports. If and to the extent that the General Partner mails quarterly reports to its Stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited condensed consolidated financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the Partnership, as of the last day of each fiscal quarter, presented in accordance with GAAP, together with an update of material developments of the Investments and such other information as may be required by Applicable Laws or as the General Partner determines to be appropriate.

C. Availability of Reports. The General Partner shall have satisfied its obligations under Section 9.2.A and 9.2.B hereof by posting or making available the reports required by this Section 9.2 on the website maintained from time to time by the Partnership or the General Partnership provided that such reports are able to be printed or downloaded from such website.

ARTICLE X

TAX MATTERS

Section 10.1 Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for U.S. federal and state income tax purposes and shall use all reasonable efforts to furnish, within one hundred and five (105) days of the close of each taxable year, the tax information reasonably required by Limited Partners for U.S. federal and state income tax reporting purposes.

Section 10.2 Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including the election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Matters Partner

A. General. The General Partner shall be the “tax matters partner” of the Partnership for U.S. federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code,

upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners.

B. Powers. The tax matters partner is authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(ii) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by Applicable Law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by Applicable Law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

C. Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4 [Reserved]

Section 10.5 Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of U.S. federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, 1446 or 1471-1474 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. If a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate under the laws of the State of Texas) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request to perfect or enforce the security interest created hereunder.

Section 10.6 Code Section 83 Safe Harbor Election

By executing this Agreement, each Partner authorizes and directs the Partnership to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any LTIP Units and any other interest in the Partnership transferred to a service provider by the Partnership on or after the effective date of such Revenue Procedure in connection with services provided to the Partnership. For purposes of making such Safe Harbor election, the tax matters partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Partnership and, accordingly, execution of such Safe Harbor election by the tax matters partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. The Partnership and each Partner hereby agree to comply with all requirements of the Safe Harbor described in the Notice, including the requirement that each Partner shall prepare and file all U.S. federal income tax returns reporting the income tax effects of each “Safe Harbor Partnership Interest” (as described in Section 3.02 of the Notice) issued by the Partnership in a manner consistent with the requirements of the Notice. Each Partner authorizes the tax matters partner to amend this Section 10.6 to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent IRS guidance), provided, that such amendment is not materially adverse to any Partner (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Partnership transferred to a service provider by the Partnership in connection with services provided to the Partnership).

Section 10.7 Limitation to Preserve REIT Status

To the extent that any amount paid or credited to the General Partner or any of its officers, trustees, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to the General Partner for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “General Partner Payment”) then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payment for any Fiscal Year shall not exceed the lesser of:

A. an amount equal to the excess, if any, of (a) 4% of the General Partner’s total gross income (not including the amount of any General Partner Payment) for the Fiscal Year over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(2) of the Code (not including the amount of any General Partner Payment); or

B. an amount equal to the excess, if any of (a) 24% of the General Partner’s total gross income (not including the amount of any General Partner Payment) for the Fiscal Year over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (not including the amount of any General Partner Payment); provided, however, that General Partner Payments in excess of the amounts set forth in paragraphs A. and B. above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner’s ability to qualify as a REIT. To the extent General Partner Payments may not be made in any Fiscal Year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following Fiscal Year; provided however, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

Section 10.8 Certain Taxes

The Partnership will pay any and all U.S. federal and state documentary, stamp or similar issue or transfer (but not income) taxes payable in respect of the issue or delivery of Common Units on the conversion of Class A Units and Class C Units pursuant to Section 4.6; provided, however, that the Partnership shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Units in a name other than that of the registered Holder of Class A Units and/or Class C Units converted or to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Partnership the amount of any such tax or has established, to the satisfaction of the Partnership, that such tax has been paid.

ARTICLE XI

TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer

No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void. No part of the interest of a Limited Partner shall be subject to the claims of any creditor or any spouse for alimony or support or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

Section 11.2 Transfers of Partnership Interests of General Partner

A. Except as provided in Section 11.2.B or Section 11.2.C, and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners. It is a condition to any Transfer of a Partnership Interest of a General Partner otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2.B or Section 11.2.C) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

B. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may, without the Consent of the Limited Partners, Transfer all of its Partnership Interest in connection with (a) a merger, consolidation or other combination of its or the Partnership’s assets with another entity, (b) a sale of all or substantially all of its or the Partnership’s assets not in the ordinary course of the Partnership’s business or (c) a reclassification, recapitalization or change of any outstanding shares of the General Partner’s stock or other outstanding equity interests (each, a “Termination Transaction”) if:

(i) in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one Share in consideration of one Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Units would have received had it exercised its Redemption Right pursuant to Section 8.7 hereof and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii) all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) Limited Partners that held Partnership Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable as those in effect with respect to the Partnership Units immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) the rights of such Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(i) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the Shares.

C. Notwithstanding the other provisions of this Article XI (other than Section 11.6.E hereof), the General Partner may Transfer all of its Partnership Interests at any time to any Person that is, at the time of such Transfer, an Affiliate of the General Partner, including any “qualified REIT subsidiary” (within the meaning of Section 856(i)(2) of the Code), without the Consent of any Limited Partners. The provisions of Section 11.2.B, 11.3, 11.4.A and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2.C.

D. Except in connection with Transfers permitted in this Article XI and as otherwise provided in Section 12.1 in connection with the Transfer of the General Partner’s entire Partnership Interest, the General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners.

Section 11.3 Limited Partners’ Rights to Transfer

A. General. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.6, a Limited Partner (other than the General Partner) may transfer, with the consent of the General Partner, which may be granted or withheld in the sole and absolute discretion of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner’s rights as a Limited Partner, provided that prior written notice of such proposed Transfer is delivered to the General Partner. Notwithstanding the foregoing, any Limited Partner may, at any time, without prior notice to the General Partner, Transfer all or any portion of its Partnership Interest to the General Partner or, subject to Section 11.3.C-E and Section 11.6, any Permitted Transferee. Any Transfer to a Permitted Transferee will require coordination with the General Partner to ensure that such Transfer does not violate Section 11.3.C-E and Section 11.6, and the General Partner may require, as a condition to any such Transfer, reasonable assurances that no such violation has occurred.

It is a condition to any transfer otherwise permitted hereunder (excluding pledges of a Partnership Interest, but including any transfer of the pledged Partnership Interest, whether to the secured party or otherwise, pursuant to the secured party’s exercise of its remedies under such pledge or the related loan or extension of credit) that (i) the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, (ii) no such Transfer (other than a Transfer to a Permitted Transferee, a Transfer to a Qualified Transferee or a Transfer pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion, and (iii) such Transfer is effective as of the first day of a fiscal quarter of the Partnership. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take the Transferred Partnership Interest subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

B. Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C. No Transfers Violating Securities Laws. The General Partner may prohibit any Transfer of Partnership Units by a Limited Partner unless the Partnership receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Partnership) to such Limited Partner or the Partnership (or other evidence reasonably satisfactory to the General Partner) that such Transfer would not require the filing of a registration statement under the Securities Act, would not require the General Partner to register as an investment adviser under the Advisers Act, would not require the Partnership to register as an investment company under the Investment Company Act, and would not otherwise violate any U.S. federal or state securities laws or regulations applicable to the General Partner, the Partnership or the Partnership Units.

D. No Transfers Affecting Tax Status of Partnership. No Transfer of Partnership Units by a Limited Partner (including a redemption or exchange pursuant to Section 8.7) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would create a material risk of the Partnership being treated as an association taxable as a corporation for U.S. federal income tax purposes or would result in a termination of the Partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners other than the General Partner or any Subsidiary of the General Partner or pursuant to a transaction expressly permitted under Section 11.2), (ii) in the opinion of legal counsel for the General Partner, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Section 856, Section 857 or Section 4981 of the Code or (iii) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code (provided that this clause (iii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.7 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation).

E. No Transfers to Holders of Nonrecourse Liabilities. No pledge or other Transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability unless (i) the General Partner is provided notice thereof and (ii) the lender enters into an arrangement with the Partnership and the General Partner to exchange or redeem for the Redemption Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.4 Substituted Limited Partners

A. Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its reasonable discretion; provided, that in the case of a Transfer to a Permitted Transferee or a Transfer to a Qualified Transferee, the General Partner shall have no right to consent to the admission of such Permitted Transferee or Qualified Transferee, as applicable, as a Substituted Limited Partner if such Permitted Transferee or Qualified Transferee assumes all of the obligations of the transferor Limited Partner under this Agreement with respect to such Partnership Units. If the General Partner denies admission of a proposed transferee of Partnership Units, the General Partner shall provide to the transferor or proposed transferor of such Partnership Units written notice setting forth the reasons for such denial.

B. Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

C. Partner Registry. Upon the admission of a Substituted Limited Partner, the General Partner shall include the name, address, Capital Account and number and class of Partnership Units of such Substituted Limited Partner on the Partner Registry and eliminate or adjust, if necessary, the name, address, Capital Account and number and class of Partnership Units of the predecessor of such Substituted Limited Partner on the Partner Registry.

Section 11.5 Assignees

If the General Partner, in its reasonable discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the LP Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 8.7, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6 General Provisions

A. Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.7 and/or pursuant to any Partnership Unit Designation.

B. Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Units in a Transfer permitted pursuant to this Article XI or pursuant to redemption of all of its Partnership Units under Section 8.7 shall cease to be a Limited Partner.

C. Timing of Transfers. Transfers pursuant to this Article XI may only be made upon three Business Days prior notice, unless the General Partner otherwise agrees.

D. Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership’s Fiscal Year in compliance with the provisions of this Article XI or redeemed pursuant to Section 8.7, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Fiscal Year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Cash From Operations attributable to any Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a Transfer other than a redemption, all distributions of Cash From Operations thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

E. Additional Restrictions. In addition to any other restrictions on Transfer herein contained, including the provisions of this Article XI, in no event may any Transfer of a Partnership Interest by any Partner (including pursuant to Section 8.7) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of Applicable Law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such Transfer would cause a termination of the Partnership for U.S. federal or state income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Partnership, such Transfer would cause the Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for Shares of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.2); (vi) if such Transfer would cause the

Partnership Interests of Benefit Plan Investors to become “significant,” within the meaning of the Plan Asset Regulation or would cause the Partnership to become, with respect to any Benefit Plan Investor, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (vii) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (viii) if such Transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such Transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided that this clause (viii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.7 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (ix) if such Transfer subjects the Partnership to regulation under the Investment Company Act or the Advisers Act; (x) such Transfer could adversely affect the ability of the General Partner to remain qualified as a REIT; or (xi) if in the opinion of legal counsel for the transferring Partner (which opinion and counsel shall be reasonably satisfactory to the Partnership) or legal counsel for the Partnership, such Transfer would adversely affect the ability of the General Partner to qualify as a REIT or subject the General Partner to any taxes under Section 856, Section 857 or Section 4981 of the Code.

F. Avoidance of “Publicly Traded Partnership” Status. The General Partner shall monitor the Transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional Transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of Transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Unit to exercise the Redemption Right in accordance with the terms of Section 8.7 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.

G. Indemnification.

(i) The transferor and transferee of a Partner’s interest shall be jointly and severally obligated to reimburse the Partnership for all expenses (including legal fees) incurred by or on behalf of the Partnership in connection with any Transfer. If, under Applicable Law, a Transfer of an interest in the Partnership that does not comply with this Article XI is nevertheless legally effective, the transferor and transferee shall be jointly and severally liable to the Partnership for, and shall indemnify and hold harmless the Partnership against, any losses, damages or expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with such Transfer.

(ii) To the fullest extent permitted under Applicable Law, each Partner shall indemnify and hold harmless the Partnership and all other Partners who were or are parties, or are threatened to be made parties, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made), noncompliance with any agreement or failure to perform any covenant by any such Partner in connection with any Transfer of all or any portion of such Partner’s interest (or any economic interest therein) in the Partnership, against any losses, damages or expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or them in connection with such action, suit or proceeding and for which it or they have not otherwise been reimbursed.

ARTICLE XII

ADMISSION OF PARTNERS

Section 12.1 Admission of a Successor General Partner

A successor to all of the General Partner’s General Partnership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In such case, the admission shall be subject to such successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2 Admission of Additional Limited Partners

A. General. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion, subject to Section 7.9.E. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement, including under Section 4.2.A, or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only with the consent of the General Partner and only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded in the Partner Registry, following the consent of the General Partner to such admission.

B. Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Cash From Operations with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Cash From Operations thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the LP Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by Applicable Law, shall prepare and file an amendment to the Certificate.

Section 12.4 Limit on Number of Partners

Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.1 Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

(i) an event of withdrawal of the General Partner, as defined in the LP Act (other than an event of bankruptcy), unless within ninety (90) days after the withdrawal a “majority in interest” (as defined below) of the remaining Partners consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

(ii) an election to dissolve the Partnership made by the General Partner that is approved by the Holders of at least a majority in interest (and all Holders of Partnership Units hereby expressly consent that such approval may be effected upon written consent of said applicable percentage of such outstanding Partnership Units);

(iii) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the LP Act;

(iv) the sale of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities;

(v) a good faith determination by the General Partner that dissolution of the Partnership is necessary or desirable to avoid any material adverse consequences to the Partnership, the General Partner, the directors or the officers of the General Partner as a result of any law applicable to a Regulated Investor; or

(vi) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment a “majority in interest” (as defined below) of the remaining Partners consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

As used in this Article XIII, a “majority in interest” shall refer to, (x) on and prior to the Mandatory Conversion Date, Partners (including the General Partner) who hold more than fifty percent (50%) of the Class A Units, and (y) after the Mandatory Conversion Date, Partners (including the General Partner) who hold more than fifty percent (50%) of the outstanding Partnership Units.

Section 13.2 Winding Up

A. General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, if there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include equity or other securities of the General Partner or any other Entity) shall be applied and distributed in the following order:

(i) First, to the payment and discharge of all of the Partnership’s liabilities to creditors other than the Partners;

(ii) Second, to the payment and discharge of all of the Partnership’s liabilities to the General Partner;

(iii) Third, to the payment and discharge of all of the Partnership’s liabilities to the Limited Partners;

(iv) Fourth, to the Holders of Partnership Units that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Partnership Units, including Preferred Units (and, within each such class or series, to each holder thereof pro rata based on the proportion of the total number of outstanding units of such class or series represented by such holder’s units of such series or class) and as otherwise provided in Article V; and

(v) The balance, if any, to the Partners in accordance with the positive balances of their respective Capital Accounts, after taking into account all adjustments to their Capital Accounts for all periods.

It is the intention of the Partners that distributions made pursuant to clause (v) of this Section 13.2.A shall be made in the same manner as if such distributions were made pursuant to Section 5.1.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in-kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in-kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in-kind using such reasonable method of valuation as it may adopt.

Section 13.3 Compliance With Timing Requirements of Regulations; Restoration of Deficit Capital Accounts

A. Timing of Distributions. If the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this

Article XIII to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

B. Restoration of Deficit Capital Accounts Upon Liquidation of the Partnership. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a Debt owed to the Partnership or to any other Person for any purpose whatsoever, except as otherwise expressly agreed in writing by the affected Partner and the Partnership after the date hereof.

Section 13.4 Rights of Limited Partners

Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions, or allocations.

Section 13.5 Notice of Dissolution

If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.6 Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7 Reasonable Time For Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

Section 13.8 Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Section 13.9 Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as a Covered Person may be indemnified pursuant to Section 7.7.

ARTICLE XIV

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1 Amendments

A. General. Amendments to this Agreement may be proposed by the General Partner. Following such proposal (except an amendment pursuant to Section 14.1.B), the General Partner shall submit any proposed amendment to the Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal. Except as provided in this Agreement (including Sections 14.1.B, 14.1.C and 14.1.D), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Partnership Units (including Partnership Units held by the General Partner).

B. Amendments Not Requiring Limited Partner Approval. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the Consent of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(iii) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article IV;

(iv) to reflect a change that does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with Applicable Law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with Applicable Law or with the provisions of this Agreement;

(v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a U.S. federal, state or local agency or contained in U.S. federal, state or local law;

(vi) to change the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(vii) to effect a change that, in the sole discretion of the General Partner, is necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an Entity for U.S. federal income tax purposes;

(viii) to effect a change in the Fiscal Year or taxable year of the Partnership and any changes that, in the sole discretion of the General Partner, are necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership;

(ix) to adopt an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act or the Advisers Act;

(x) to take such actions contemplated in Section 7.9.E(ii);

(xi) to adopt any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(xii) to reflect such actions as may be necessary or appropriate to avoid the Partnership assets being treated for any purpose of ERISA or Section 4975 of the Code as assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or to avoid the Partnership’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code;

(xiii) to the extent the taxation of the “carried interest” of the Holders of Class B Units is adversely affected by any change in Applicable Law, as determined by the General Partner, in its sole discretion, to achieve tax efficiency with respect to the carried interest so long as such amendment does not adversely affect the interest of any Partner; and

(xiv) to effect any other amendments of a substantially similar nature to the foregoing.

The General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken in the next regular communication to the Limited Partners; provided, however, that no notice need be given of any amendment of this Agreement to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement. For purposes of the immediately preceding sentence, notwithstanding any other means by which the General Partner may provide any such notice to the Limited Partners, such notice requirement shall be deemed to have been satisfied upon the filing with the Commission by the Partnership of any amendment to this Agreement permitted under this Section 14.1.B as an exhibit to (i) a registration statement filed by the Partnership under the Securities Act or (ii) any report or other document filed by the Partnership under the Exchange Act.

C. Other Amendments Requiring Limited Partner Approval. Notwithstanding anything in this Section 14.1 to the contrary, (i) no amendment or modification to this Agreement shall take away any right of any Partner hereunder which is personal to that Partner and different from the rights of other Partners without the Consent of such Partner and (ii) no amendment or modification to this Agreement that would adversely affect any Partner in a materially disproportionate manner compared to other Partners shall be effective against such adversely affected Partner without the prior written consent of such adversely affected Partner. Until the Mandatory Conversion Date, no amendment hereto that adversely affects the Class B Units will be effected without the Consent of the holders of a majority in interest of the Class B Units.

D. Minimum Vote for Certain Amendments. Notwithstanding the provisions of Sections 14.1.A and 14.1.B, no provision of this Agreement that establishes a minimum Percentage Interest of Partnership Units (or any class or series thereof) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement unless such amendment is approved by the written consent or the affirmative vote of holders of such Percentage Interest that constitutes not less than the voting requirement sought to be reduced. No amendment to this Agreement, nor any adoption of a new limited partnership agreement in lieu of this Agreement, may be effected by a merger, consolidation or other extraordinary transaction involving the Partnership unless such amendment or the adoption of such new limited partnership agreement has been approved in accordance with the terms of this Section 14.1.

Section 14.2 Meetings of the Partners

A. General. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding a majority in interest or more of the Partnership Units. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than ten (10) days or more than ninety (90) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Partnership Units held by the Partners (including Partnership Units held by the General Partner) shall control.

B. Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written Consent setting forth the action so taken is signed by Partners who own a majority of the Partnership Units, including Partnership Units owned by the General Partner (or such other percentage as is expressly required by this Agreement). Such Consent may be in one instrument or in several investments, and shall have the same force and effect as a vote of a majority of the Partnership Units held by the Partners (or such other percentage as is expressly required by this Agreement). Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Proxy. Each Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or such Limited Partner’s attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice thereof.

D. Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notice

In order to be deemed effective, all documents to be delivered and all notices, approvals, authorizations, demands, requests, reports and/or consents to be given or obtained by any party to this Agreement shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually delivered as aforesaid, except that such delivery shall be prior to 5:00 p.m., recipient’s time, on any Business Day and if a notice is not delivered on a Business Day or is delivered after 5:00 p.m., recipient’s time, such notice shall be deemed to have been received by such recipient at the commencement of such recipient’s first Business Day next following the time of delivery, (ii) if sent by overnight mail or international courier, when actually delivered as aforesaid, except that such delivery shall be prior to 5:00 p.m., recipient’s time, on any Business Day and if a notice is not delivered on a Business Day or is delivered after 5:00 p.m., recipient’s time, such notice shall be deemed to have been received by such recipient at the commencement of such recipient’s first Business Day next following the time of delivery, (iii) if sent by email or facsimile transmission, prior to 5:00 p.m., recipient’s time, on any Business Day and if a notice is not transmitted on a Business Day or is transmitted after 5:00 p.m., recipient’s time, such notice shall be deemed to have been received by such recipient at the commencement of such recipient’s first Business Day next following transmission of such notice, provided that confirmatory notice is sent promptly thereafter by first-class mail, postage prepaid, and (iv) if delivered by hand, on the date of receipt, at the address set forth on the books of the Partnership or such other address as the Partner or assignee of Partnership Units shall notify the General Partner in writing.

Section 15.2 Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect

Subject to any provisions hereof restricting Transfers, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, legal representatives and permitted assigns.

Section 15.4 Creditors

Other than as expressly set forth herein with regard to any Covered Person, this Agreement is solely for the benefit of the parties hereto and (i) none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership and (ii) no provisions of this Agreement shall be deemed to confer upon any other party any remedy, claim, liability, reimbursement, cause of action or other right.

Section 15.5 Waiver

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege or insist on strict performance under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 15.6 Counterparts

This Agreement may be executed and delivered in one or more counterparts (including by means of facsimile or electronic mail transmission), each of which when so executed and delivered shall be deemed an original, none of which need contain the signatures of each of the parties hereto and all of which together shall constitute one and the same instrument binding on all the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.7 Applicable Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

Section 15.8 Waiver of Jury Trial

TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.9 Forum Selection and Consent to Jurisdiction

ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN A UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND OF A UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 15.10 Invalidity of Provisions

A. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under Applicable Law, however, if performance of any provision of this Agreement, at the time such performance shall be due, shall transcend the limit of validity prescribed by Applicable Law, then the obligation to be performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under Applicable Law.

B. If any rights or powers of the Partnership Units set forth hereof are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights or powers of the Partnership Units set forth in this Agreement which can be given effect without the invalid, unlawful or unenforceable rights or powers of the Partnership Units shall, nevertheless, remain in full force and effect, and no rights or powers of the Partnership Units herein set forth shall be deemed dependent upon any other such rights or powers of the Partnership Units unless so expressed herein.

Section 15.11 Determinations

The General Partner, on behalf of the Partnership, shall be solely responsible for making all calculations called for hereunder. The General Partner shall make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all Holders of Partnership Units.

Section 15.12 Conversion Agent

The duly appointed Conversion Agent for the Common Units, Class A Units, Independent Director LTIP Units and Class C Units shall be the Secretary of the General Partner. The General Partner may, in its sole discretion, remove the Conversion Agent in accordance with the agreement between the Partnership and the Conversion Agent; provided, that the General Partner shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the General Partner shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Common Units, Class A Units, Independent Director LTIP Units and Class C Units.

Section 15.13 Entire Agreement

This Agreement contains the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings or agreements among them with respect thereto. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

Section 15.14 No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the Holders of the Partnership Units any rights whatsoever as Stockholders, including any right to receive dividends or other distributions made to Stockholders or to vote or to consent or receive notice as Stockholders in respect to any meeting of Stockholders for the election of members of the board of directors of the General Partner or any other matter.

Section 15.15 No Presumption Against Drafter

Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 15.16 Rules of Construction

Unless the context otherwise requires: (i) a technical accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (ii) “or” is not exclusive; (iii) references to “Articles,” “Sections” “and “Exhibits” refer to the articles, sections and the exhibits to this Agreement, unless explicitly stated or the context requires otherwise; (iv) “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; (v) references to statutes, regulations and rules include subsequent amendments and successors thereto unless the context otherwise requires; (vi) the various headings of this Agreement are provided herein for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof; (vii) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter; (viii) “including” means “including, without limitation”; and (ix) if any payment hereunder shall become due on any day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

INFRAREIT, INC.

By:	/s/ Benjamin D. Nelson

Name:	Benjamin D. Nelson
Title:	Senior Vice President and General Counsel

PREDECESSOR GENERAL PARTNER:

INFRAREIT, L.L.C.

By:	/s/ Greg Imhoff

Name:	Greg Imhoff
Title:	Vice President

LIMITED PARTNERS:

HUNT-INFRAREIT, L.L.C.

By:	/s/ Benjamin D. Nelson

Name:	Benjamin D. Nelson
Title:	Senior Vice President

MC TRANSMISSION HOLDINGS, INC.

By:	/s/ Takashi Fujinaga

Name:	Takashi Fujinaga
Title:	President

Signature Page to Second Amended and Restated Agreement of Limited Partnership of InfraREIT Partners, LP

EXHIBIT A

PARTNER REGISTRY

Name and Address of Partner		Class and Number of Partnership Units
General Partner:
InfraREIT, Inc.	26,251,878	Common Units
1807 Ross Avenue, 4th Floor	19,617,755	Class A Units
Dallas, Texas 75201	25,145	Class C Units

Limited Partners:
Hunt-InfraREIT, L.L.C.	1,167,287	Common Units
1807 Ross Avenue, 4th Floor	10,166,525	Class A Units
Dallas, Texas 75201	45,799,362	Class B Units

MC Transmission Holdings, Inc., c/o	3,325,874	Common Units
Marubeni Corporation
375 Lexington Avenue
New York, NY 10017-5644

Ellen Wolf	5,632	Independent Director LTIP Units	4,000 LTIP Units

Hal Logan	5,632	Independent Director LTIP Units	4,000 LTIP Units
W. Kirk Baker			4,000 LTIP Units
John Gates			4,000 LTIP Units
Storrow Gordon			4,000 LTIP Units
Trudy Harper			4,000 LTIP Units
Harvey Rosenblum			4,000 LTIP Units

Exhibit A - 1

EXHIBIT B

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) redeems                     Partnership Units in InfraREIT Partners, LP in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of InfraREIT Partners, LP, as amended or restated through the date hereof, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such redemption and surrender.

Dated:	Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If Shares are to be issued, issue to:

Name:

Social Security or tax identifying number:

Exhibit B - 1